                                                                     EXHIBIT 4.3

                                                                      SCHEDULE 1
                                                       TO SERIES TRUST AGREEMENT


                             NOTES AND CERTIFICATES
           STANDARD TERMS AND PROVISIONS OF TRUST AGREEMENT (NEW YORK)



                                     between



                       CORPORATE ASSET BACKED CORPORATION,
                                  as Depositor



                                       and



         The Trustee specified in the applicable Series Trust Agreement, as Trustee




        Relating to Notes and Trust Certificates of the series specified in the Series Trust Agreement

                                                                     EXHIBIT 4.3


         RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939 AND
                             AGREEMENT PROVISIONS*

   Trust Indenture Act
                Section                                                       Agreement Section
                -------                                                       -----------------
              310(a)(1)        ..................................                    7.14(a)
                 (a)(2)        ..................................                    7.14(a)
                 (a)(3)        ..................................                       7.13
                 (a)(4)        ..................................                     7.1(f)
                 (a)(5)        ..................................                    7.14(a)
                    (b)        ..................................                    7.14(b)
                    (c)        ..................................             Not Applicable

                 311(a)        ..................................                        7.4
                    (b)        ..................................                        7.4
                    (c)        ..................................             Not Applicable

                 312(a)        ..................................             3.7(a), 3.8(a)
                    (b)        ..................................                     3.8(b)
                    (c)        ..................................                     3.8(C)

                 313(a)        ..................................                        7.6
                    (b)        ..................................                        7.6
                    (c)        ..................................                        7.6
                    (d)        ..................................                        7.6

                 314(a)        ..................................             4.1(a), 4.1(b)
                    (b)        ..................................             4.1(c), 4.1(d)
                 (c)(1)        ..................................                     4.1(f)
                 (c)(2)        ..................................                     4.1(f)
                 (c)(3)        ..................................                     4.1(f)
                 (d)(1)        ..................................                     4.1(e)
                 (d)(2)        ..................................                     4.1(e)
                 (d)(3)        ..................................             Not Applicable
                    (e)        ..................................                     4.1(f)

                 315(a)        ..................................     7.1(a), 7.1(b), 7.1(c)
                    (b)        ..................................                     7.1(g)
                    (c)        ..................................                     7.1(a)
                    (d)        ..................................                     7.1(c)
                 (d)(1)        ..................................                  7.1(c)(i)
                 (d)(2)        ..................................                 7.1(c)(ii)
                 (d)(3)        ..................................                7.1(c)(iii)
                    (e)        ..................................                     7.1(i)

              316(a)(1)        ..................................                     7.5(a)

-----------------------
* This reconciliation and tie shall not, for any purpose, be deemed to be part of the within agreement.

              316(a)(2)        ..................................             not applicable
                 316(b)        ..................................                     6.2(h)
                 316(c)        ..................................                     3.7(b)

                 317(a)        ..................................                     7.1(h)
                 317(b)        ..................................                        6.3
                 318(a)        ..................................                      10.11

                                                                     EXHIBIT 4.3


                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1  Definitions..........................................................................    1
SECTION 1.2  Other Definitional Provisions........................................................    7
SECTION 1.3  Incorporation by Reference of Trust Indenture Act....................................    7

                                   ARTICLE II
                                  ORGANIZATION

SECTION 2.1  Business of Trust....................................................................    7
SECTION 2.2  Office...............................................................................    8
SECTION 2.3  Purposes and Powers..................................................................    8
SECTION 2.4  Appointment of Trustee...............................................................    9
SECTION 2.5  Declaration of Trust.................................................................    9
SECTION 2.6  Liability of Certificateholders......................................................    9
SECTION 2.7  Title to Trust Property..............................................................    9
SECTION 2.8  Situs of Trust.......................................................................    9
SECTION 2.9  Representations and Warranties of Depositor..........................................    10
SECTION 2.10  Tax Treatment.......................................................................    10

                                   ARTICLE III
                                THE CERTIFICATES

SECTION 3.1  Form of the Certificates.............................................................    10
SECTION 3.2  Execution; Authentication and Delivery...............................................    11
SECTION 3.3  Registration; Registration of Transfer and Exchange of Certificates..................    11
SECTION 3.4  Calculation of Interest; Stripped Certificates.......................................    12
SECTION 3.5  Mutilated, Destroyed, Lost or Stolen Certificates....................................    13
SECTION 3.6  Persons Deemed Certificateholders....................................................    13
SECTION 3.7  Access to List of Certificateholders' Names and Addresses............................    14
SECTION 3.8  Preservation of Information; Communications to Certificateholders....................    14
SECTION 3.9  Book-Entry Certificates..............................................................    14
SECTION 3.10  Legend on Global Certificates.......................................................    15
SECTION 3.11  Definitive Certificates.............................................................    16
SECTION 3.12  Depositor as Certificateholder......................................................    16
SECTION 3.13  Transfer Restrictions...............................................................    16
SECTION 3.14  Deemed ERISA Plan Representation....................................................    17
SECTION 3.15  Actions by Certificateholders.......................................................    17

                                   ARTICLE IV
                                  THE DEPOSITOR

SECTION 4.1  Obligations of the Depositor.........................................................    17

                                    ARTICLE V
                               ACTIONS BY TRUSTEE

SECTION 5.1  Prior Notice to Certificateholders with Respect to Certain Matters...................    21
SECTION 5.2  Action by Trustee with Respect to Certain Matters....................................    21

                                                                     EXHIBIT 4.3


SECTION 5.3  Majority Control.....................................................................    22

                                   ARTICLE VI
                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

SECTION 6.1  Establishment of Collection Account..................................................    22
SECTION 6.2  Application of Trust Funds...........................................................    23
SECTION 6.3  Appointment of Paying Agent..........................................................    24
SECTION 6.4  Method of Payment....................................................................    25
SECTION 6.5  Reports to Certificateholders........................................................    25
SECTION 6.6  Accounting and Information to Certificateholders, Internal Revenue
                Service and Others ...............................................................    25
SECTION 6.7  Signature on Returns.................................................................    26

                                   ARTICLE VII
                                   THE TRUSTEE

SECTION 7.1  Duties of Trustee; Notice of Defaults................................................    26
SECTION 7.2  Rights of Trustee....................................................................    28
SECTION 7.3  Acceptance of Trusts and Duties......................................................    28
SECTION 7.4  Preferential Collection of Claims Against Trustee....................................    30
SECTION 7.5  Action upon Instruction by Certificateholders........................................    30
SECTION 7.6  Furnishing of Documents; Reports to Certificateholders and DTC.......................    30
SECTION 7.7  Representations and Warranties of Trustee............................................    31
SECTION 7.8  Reliance; Advice of Counsel..........................................................    31
SECTION 7.9  Trustee May Own Certificates and Notes...............................................    32
SECTION 7.10  Compensation and Indemnity..........................................................    32
SECTION 7.11  Replacement of Trustee..............................................................    33
SECTION 7.12  Merger or Consolidation of Trustee..................................................    34
SECTION 7.13  Appointment of Co-Trustee or Separate Trustee.......................................    34
SECTION 7.14  Eligibility Requirements for Trustee................................................    35
SECTION 7.15  Voting of the Underlying Securities.................................................    35
SECTION 7.16  Annual Statement....................................................................    37

                                  ARTICLE VIII
                            TERMINATION OF AGREEMENT

SECTION 8.1  Termination of Agreement.............................................................    37
SECTION 8.2  Liquidation of Trust Assets Upon Certain Events......................................    38

                                   ARTICLE IX
                                   AMENDMENTS

SECTION 9.1  Amendments Without Consent of Certificateholders.....................................    39
SECTION 9.2  Amendments With Consent of Certificateholders; Waivers...............................    39
SECTION 9.3  Form of Amendments...................................................................    40

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.1  Certificateholders Have No Legal Title to Trust Property............................    40

                                                                     EXHIBIT 4.3


SECTION 10.2  Limitations on Rights of Others.....................................................    40
SECTION 10.3  Notices.............................................................................    41
SECTION 10.4  Severability........................................................................    41
SECTION 10.5  Counterparts........................................................................    41
SECTION 10.6  Successors and Assigns..............................................................    41
SECTION 10.7  No Petition Covenant................................................................    41
SECTION 10.8  No Recourse.........................................................................    42
SECTION 10.9  Headings............................................................................    42
SECTION 10.10  Governing Law......................................................................    42
SECTION 10.11  Conflict with Trust Indenture Act..................................................    42

                                                                     EXHIBIT 4.3

                STANDARD TERMS AND PROVISIONS OF TRUST AGREEMENT

                  This document constitutes Standard Terms and Provisions of Trust Agreement (these "Standard Terms") which are to be incorporated by reference in, and attached as a Schedule to, one or more Series Trust Agreements by and between Corporate Asset Backed Corporation, as Depositor, and the Trustee specified in the applicable Series Trust Agreement, as Trustee.

                  These Standard Terms shall be of no force and effect unless and until incorporated by reference into the Forepart of a particular Series Trust Agreement (each as defined herein).

                  The particular Series Trust Agreement into which these Standard Terms have been incorporated establishes a trust created under the laws of the State of New York to hold the Underlying Securities specified in the Forepart and any other Trust Assets specified in the Forepart and provides for the creation, execution and delivery of trust certificates (the "Certificates") of one or more classes and, if so specified in the Forepart, the execution and delivery of the Indenture and the issuance of one or more classes of debt securities pursuant thereto (the "Notes") and, in connection therewith, the execution, delivery and performance of a swap agreement (the "Swap Agreement") with the swap counterparty specified in the Forepart and any Related Agreements specified in the Forepart, and, if so specified in the Forepart, the execution, granting or arrangement of one or more Credit Enhancement Agreements.

                  The following terms and provisions shall govern the Certificates and the Trust subject to contrary terms and provisions expressly set forth in the Forepart of the Series Trust Agreement, which contrary terms and provisions shall control; provided, that no such term or provisions of the Forepart may limit, qualify or conflict with Section 10.11 hereof.

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of the Series Trust Agreement and these Standard Terms.

                  "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Authorized Signatory" means, in relation to the Trustee, any Person authorized from time to time to execute documents or agreements, authenticate Certificates or otherwise act for and on behalf of the Trustee from time to time, and who is identified on the list of Authorized Signatories delivered by the Trustee to the Depositor on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

                  "Available Information Event" means that any Underlying Securities Issuer evidencing more than 10% of the aggregate principal amount of the Underlying Securities has suspended its Exchange Act reporting requirements at a time when the Exchange Act reporting requirements with respect to the Certificates have not been suspended or terminated.

                                                                     EXHIBIT 4.3


                  "Basic Documents" means the Series Trust Agreement, the Indenture, the Swap Agreement, each Related Agreement, and each Credit Enhancement Agreement.

                  "Benefit Plan" means (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA,
(b) a plan described in Section 4975(e)(1) of the Code (other than a governmental or church plan described in Section 4975(g)(2) or (3) of the Code),
(c) a governmental or church plan that is subject to any federal, state or local law that is, to a material extent, similar to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or (d) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (excluding any investment company that is registered under the Investment Company Act).

                  "Book-Entry Certificates" means a beneficial interest in a global Certificate held by Cede & Co., ownership and transfers of which shall be made through book entries by DTC as described in Section 3.9.

                  "Business Day" has the meaning set forth in the Forepart.

                  "Calculation Agent" means the Person identified as such in the Swap Agreement.

                  "Certificate" means one of the global certificates issued by the Trust, substantially in the form of Exhibit C to the Series Trust Agreement.

                  "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of DTC, or on the books of a Person maintaining an account with DTC (directly as a DTC Participant or as an indirect participant, in each case in accordance with the rules of DTC).

                  "Certificate Principal Balance" means, initially, with respect to each Class, that amount identified as the initial certificate principal balance (or notional amount) with respect to such Class in the Forepart, and, thereafter, such initial balance or amount as reduced by all amounts allocable to principal previously distributed to Certificateholders holding Certificates of that Class.

                  "Certificate Register" and "Certificate Registrar" have the respective meanings specified in Section 3.3.

                  "Certificateholder" means each Person in whose name a Certificate is registered on the Certificate Register.

                  "Class" means Certificates having the same terms and conditions and the same relative rights and interests, as specified in the Forepart.

                  "Closing Date" means the date set forth as such in the Forepart.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collection Account" means the collection account established pursuant to Section 6.1.

                  "Commission" means the Securities and Exchange Commission.

                                                                     EXHIBIT 4.3

                  "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office is located at the address specified in the Forepart; or such other office as the Trustee may designate from time to time by notice to the Certificateholders, the Indenture Trustee, and each Rating Agency, or the principal corporate trust office of any successor Trustee (in which case, the successor Trustee will notify the Certificateholders, the Indenture Trustee, and each Rating Agency of the address of such office).

                  "Credit Enhancement Agreement" means any guarantee, insurance policy, collateral arrangement or other forms of credit enhancement specified as a Credit Enhancement Agreement in the Forepart.

                  "Definitive Certificates" has the meaning specified in Section 3.11.

                  "Depositor" means Corporate Asset Backed Corporation, a Delaware corporation, and any permitted successor or assignee.

                  "Distribution Date" means each of the dates set forth in Exhibit B to the Forepart, including without limitation any Maturity Date or Termination Date, upon which payments in respect of the Certificates shall be due and payable.

                  "DTC" means The Depository Trust Company, any successor, and any substitute clearing agency which replaces DTC.

                  "DTC Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time DTC effects book-entry transfers and pledges of securities deposited with DTC.

                  "Eligible Trust Account" means a segregated account with the corporate trust department of the Trustee, or the Indenture Trustee if Notes are issued, which is identified and held separate and apart from the general assets of the Trustee, or the Indenture Trustee, if applicable, and which contains only property held by the Trustee (or Indenture Trustee, if applicable) as fiduciary, of a trust company or corporation with trust powers organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account [, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade or such higher rating as may be specified in the Forepart].

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" means any Event of Default specified as such in the Forepart.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Vice President, the Secretary or the Treasurer of such corporation and, with respect to any partnership, any general partner thereof.

                  "Forepart" means the forepart of the Series Trust Agreement into which these Standard Terms are incorporated by reference, consisting of the provisions actually set forth in the pages of the Series Trust Agreement preceding and including its signature page, together with all exhibits thereto except these Standard Terms.

                                                                     EXHIBIT 4.3

                  "Indenture" means the indenture specified in the Forepart.

                  "Indenture Trustee" means the trustee under the Indenture from time to time.

                  "Independent" means, when used with respect to any specified Person, that the Person specifies he or she (a) is in fact independent of the Depositor and of any of its Affiliates, (b) does not have any direct or indirect financial interest in the Depositor or in any of its Affiliates which is material with respect to such Person and (c) is not connected with the Depositor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  "Independent Certificate" means a certificate of an Independent engineer, appraiser or other expert, as required by the TIA.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended.

                  "Letter of Representation" means the letter of representations from the Trustee and the Depositor in the form customarily provided to DTC, dated the Closing Date.

                  "Maturity Date" means the Maturity Date specified as such in Exhibit B to the Forepart.

                  "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

                  "1933 Act" means the Securities Act of 1933, as amended.

                  "Notes" means one of the debt securities issued by the Trust, as provided in the Forepart, pursuant to the Indenture.

                  "Noteholders" means, if applicable, the holders of the Notes under (and as defined in) the Indenture.

                  "Obligations Payment Date" means each date upon which payments in respect of any Swap Agreement, Related Agreement or Credit Enhancement Agreement are due and payable, exclusive of the Closing Date.

                  "Officer's Certificate" means a certificate signed by any one (or, if specified in the Series Trust Agreement, more than one) Executive Officer of the Depositor or, in the case of the Trustee, a Responsible Officer or Authorized Signatory.

                  "Opinion of Counsel" means one or more written opinions of counsel who may be employees of or counsel to the Depositor or an Affiliate and who shall be satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee as Trustee and shall be in form and substance reasonably satisfactory to the Trustee.

                  "Outstanding" means, as of any date of determination, all Certificates theretofore authenticated and delivered under the Series Trust Agreement except:

                  (a) Certificates previously cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

                  (b) Certificates or portions thereof the payment for which money in the necessary amount has been theretofore irrevocably deposited with the Trustee in trust for the Certificateholders of such Certificates; and

                                                                     EXHIBIT 4.3

                  (c) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to the Series Trust Agreement unless proof satisfactory to the Trustee is presented that any such Certificates are held by a protected purchaser;

                  provided that in determining whether the Certificateholders have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by or pledged to the Depositor, the Trustee in its individual capacity, the Swap Counterparty (or any credit support provider thereto), the counterparties to any Related Agreement or Credit Enhancement Agreement, or any Affiliate of any of the foregoing Persons shall be disregarded and for purposes of determining the requisite Certificate Principal Balance of Certificates shall be deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Trustee knows to be so owned shall be so disregarded.

                  "Paying Agent" has the meaning specified in Section 6.3.

                  "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust (including any trust beneficiary), unincorporated organization or government or any agency or political subdivision thereof.

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "Rating Agency" means each nationally recognized statistical rating organization identified in the Forepart. If more than one nationally recognized statistical rating organization is identified in the Forepart, any reference herein to "the Rating Agency" shall be deemed to include each such nationally recognized statistical rating organization. If any such organization or successor is no longer in existence, then such "Rating Agency" shall be a United States nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee.

                  "Rating Agency Condition" means, (a) with respect to any specified action, that each Rating Agency shall have been given 10 days prior notice thereof and that such Rating Agency shall have notified the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Certificates, and (b) if so specified in the Forepart, in the case of the extension of the maturity of any Certificates, that each Rating Agency shall have been given 10 days prior notice of the election of all or a portion of the Certificateholders to extend the maturity of their Certificates, and that the Rating Agency shall have notified the Trustee in writing that the Certificates, upon the extension of their maturity, will continue to be assigned a rating at least as high as the then current rating of the Certificates prior to the extension of their maturity.

                  "Record Date" shall have the meaning specified in Exhibit B to the Forepart.

                  "Related Agreements" means any agreement or arrangement specified as such in the Forepart.

                  "Required Percentage - Amendments" means the percentage of the aggregate Voting Rights of all the Classes of Certificates specified in the Forepart.

                  "Required Percentage - Remedies" means the percentage of the aggregate Voting Rights of all the Classes of Certificates specified in the Forepart.

                                                                     EXHIBIT 4.3

                  "Required Percentage - Waiver" means the percentage of the aggregate Voting Rights of all the Classes of Certificates specified in the Forepart.

                  "Responsible Officer" means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, or, if and for so long as the United States Trust Company of New York acts as agent of the Owner Trustee, any officer holding an equivalent position within the United States Trust Company of New York.

                  "Series Trust Agreement" means the particular Series Trust Agreement into which these Standard Terms have been incorporated, consisting of a fully executed Forepart and these Standard Terms.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, and any successor thereto.

                  "Standard Terms" or "these Standard Terms" means this Schedule I, the Standard Terms and Provisions of Trust Agreement between Corporate Asset Backed Corporation, as Depositor, and the Trustee.

                  "Stripped Certificates", if applicable, means Certificates of any Class that are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or (b) interest distributions, with disproportionate, nominal or no principal distributions.

                  "Swap Agreement" means the swap agreement dated the Closing Date (including the schedule and confirmations relating thereto) between the Trust and the Swap Counterparty, as the same may be amended and supplemented from time to time.

                  "Swap Counterparty" means the Swap Counterparty identified in the Forepart and any permitted successor or assignee.

                  "Termination Date" means the Termination Date specified as such in Exhibit B to the Forepart.

                  "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "Trust" means the trust created pursuant to the Series Trust Agreement.

                  "Trust Assets" means the Underlying Securities, any other Trust Assets specified in Exhibit A to the Forepart, any other assets related or incidental thereto or necessary to provide the Certificates with their desired economic terms, including rights under any hedging contracts or other derivative agreements, and any assets obtained through foreclosure or settlement and any other assets of the Trust from time to time.

                                                                     EXHIBIT 4.3

                  "Trust Liquidation Event" means the occurrence of (a) an Event of Default, Termination Event or Additional Termination Event under the Swap Agreement or a similar event under any Related Agreement or any Credit Enhancement Agreement and (b) any other event specified in the Forepart as an Event of Default under the Series Trust Agreement.

                  "Trustee" means the Trustee specified in the Series Trust Agreement and any successor qualifying under Section 7.14.

                  "Underlying Securities" means the securities described in Exhibit A to the Forepart.

                  "Underlying Securities Issuer" means the issuer of the Underlying Securities, or, if there is more than one such issuer, each such issuer.


                  "Underwriters" means one or both of UBS Securities LLC and UBS Financial Services Inc., as indicated in the Forepart, and any other Person designated as such in the Forepart.


                  "U.S. Person" has the meaning ascribed thereto in Regulation S promulgated under the 1933 Act.

                  "Voting Rights" means the voting rights attaching to each Class of Certificates, as specified in the Forepart.

                  SECTION 1.2 Other Definitional Provisions. Capitalized terms used in the Series Trust Agreement and not otherwise defined herein shall have the respective meanings assigned them in the Swap Agreement. All references in this Trust Agreement to Articles, Sections, subsections, Schedules and Exhibits are to Articles, Sections, subsections, Schedules and Exhibits of these Standards Terms unless otherwise specified. All terms defined in the Series Trust Agreement shall have the defined meanings when used in any certificate, notice, Certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover both genders.

                  SECTION 1.3 Incorporation by Reference of Trust Indenture Act. Whenever the Series Trust Agreement refers to a provision of the TIA, such provision is incorporated by reference in and made a part of the Series Trust Agreement. The following TIA terms used in the Series Trust Agreement have the following meanings:

                  "indenture securities" means the Certificates and, if applicable, the Notes.

                  "obligor" on the Certificates means the Trustee on behalf of the Trust and, to the extent specified in the Series Trust Agreement, the Depositor.

                  All other TIA terms used in the Series Trust Agreement that are defined by the TIA, defined by TIA reference to another statute or defined by a Commission rule have the respective meanings assigned to them by such definitions.

                                   ARTICLE II
                                  ORGANIZATION

                  SECTION 2.1 Business of Trust. The Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of

                                                                     EXHIBIT 4.3

the Trust and sue and be sued on behalf of the Trust or in the name of the Trust, subject to the terms of the Series Trust Agreement. In order to effectuate the purpose of the Trust, on the Closing Date the Trustee shall, on behalf of the Trust, (i) acquire from the Depositor (or such other Person as may be specified in the Forepart) the Underlying Securities and other Trust Assets specified in the Forepart for the benefit of the Certificateholders; (ii) issue the Certificates; (iii) execute and deliver the Indenture and then execute, issue and deliver the Notes; (iv) pledge and deliver the Trust Assets and any proceeds thereof to the Indenture Trustee pursuant to the terms of the Indenture and hold and distribute to the Certificateholders pursuant to the terms hereof any moneys released from the lien of the Indenture; (v) with the proceeds of the sale of the Certificates and Notes pay the Depositor (or other Person) the purchase price of the Underlying Securities and other Trust Assets; (vi) enter into the Swap Agreement and any Related Agreement; (vii) execute any Credit Enhancement Agreement; and (viii) enter into such other agreements, execute such other documents and take such other actions as the Depositor may direct in conjunction with the issuance of the Certificates and the Notes, on the Closing Date.

                  SECTION 2.2 Office. The office of the Trust shall be in care of the Trustee at the Corporate Trust Office or at such other address as the Trustee may designate by written notice to the Certificateholders, the Indenture Trustee and the Depositor. All Certificates shall be capable of being surrendered for registration of transfer or exchange at the Corporate Trust Office and all notices and demands to or upon the Trustee in respect of the Certificates and the Basic Documents may be served on the Trustee at the Corporate Trust Office. The Trustee shall give prompt written notice to the Depositor, the Indenture Trustee, and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                  SECTION 2.3 Purposes and Powers. The purpose of the Trust is to engage in the following activities:

                  (a) to acquire from the Depositor (or such other Person as may be specified in the Forepart) the Underlying Securities and other Trust Assets;

                  (b) to issue the Certificates pursuant to the Series Trust Agreement;

                  (c) to enter into and perform the Indenture and to issue the Notes pursuant to the Indenture;

                  (d) with the proceeds of the sale of the Certificates and the Notes, to pay the Depositor (or such other Person as may be specified in the Forepart) the purchase price of, and thereafter to hold, the Underlying Securities and other Trust Assets;

                  (e) to pledge and deliver the Trust Assets and any proceeds thereof to the Indenture Trustee pursuant to the terms of the Indenture and hold and distribute to the Certificateholders pursuant to the terms hereof any moneys released from the lien of the Indenture;

                  (f) to enter into and perform its obligations under the Swap Agreement, any Related Agreement and any Credit Enhancement Agreement;

                  (g) to distribute to the Certificateholders as provided in Sections 6.2 and 8.2 hereof amounts, if any, received by the Trust on, or in respect of, the Underlying Securities and other Trust Assets, the Swap Agreement, any Related Agreement, and any Credit Enhancement Agreement; and

                  (h) to engage in those limited activities, upon appropriate direction of the Depositor including entering into agreements that are necessary, suitable or convenient to accomplish the foregoing

                                                                     EXHIBIT 4.3

or are incidental thereto or connected therewith, provided that they are not inconsistent with the classification of the Trust as a grantor trust or, if specified in the Forepart, as a partnership, or otherwise, for federal income tax purposes.

                  The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of the Series Trust Agreement or the other Basic Documents. In particular, after the Closing Date, and subject to Sections 5.2 and 5.3 below, the Trust shall not modify (or agree to the modification of), or purchase or otherwise acquire any additional assets except as provided by any Basic Document or any Trust Asset, and shall not modify (or agree to the modification of), its rights under the Swap Agreement, the Indenture, any Related Agreement or any Credit Enhancement Agreement, other than upon termination of the Trust. The Trust shall not, after the issuance of the Notes, agree to any amendment to the rights, preferences or privileges of the Noteholders, if such amendment adversely affects the rights, preferences or privileges of the Certificateholders, without the consent of Required Percentage - Amendment of the Certificateholders; provided that if any such amendment adversely affects any right to payment of interest or principal on the Certificates, the Trust shall not agree to such amendment without the consent of all the Certificateholders. The Trust shall not take any action that would cause it to fail to be classified as a grantor trust or, if specified in the Forepart, as a partnership, or otherwise, as may be specified in the Forepart for federal income tax purposes.

                  SECTION 2.4 Appointment of Trustee. The Depositor hereby appoints the Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

                  SECTION 2.5 Declaration of Trust. The Trustee hereby declares that it shall hold the Trust Assets in trust upon and subject to the conditions set forth in the Series Trust Agreement for the use and benefit of the Certificateholders and the Noteholders, subject to the obligations of the Trust under the Swap Agreement, any Related Agreement and any Credit Enhancement Agreement. At any time when not held by the Indenture Trustee, the Underlying Securities and other Trust Assets shall be held in a segregated account of the Trustee which is identified and held separate and apart from the general assets of the Trustee and which contains only property held by the Trustee as fiduciary. Effective as of the date of the Series Trust Agreement, the Trustee shall have all rights, powers and duties set forth in the Series Trust Agreement with respect to accomplishing the purposes of the Trust.

                  SECTION 2.6 Liability of Certificateholders. No
Certificateholder shall have any personal liability for any liability or obligation of the Trust.

                  SECTION 2.7 Title to Trust Property. Legal title to all the Trust Assets shall, subject to any pledge to the Indenture Trustee, be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Assets to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.

                  SECTION 2.8 Situs of Trust. The Trust shall be located and administered in the State of New York. All bank accounts maintained by the Trustee on behalf of the Trust shall be located in and governed by the laws of the State of New York. The Trust shall not be deemed to have any employees in any state other than New York; provided, however, that nothing herein shall restrict or prohibit the Trustee from having employees within or without the State of New York. The principal office of the Trust shall be the Corporate Trust Office in New York.

                                                                     EXHIBIT 4.3

                  SECTION 2.9 Representations and Warranties of Depositor. The Depositor hereby represents and warrants to the Trustee that:

                  (a) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

                  (b) The Depositor has obtained all necessary licenses and approvals in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to obtain such qualification would have no material adverse effect on the Depositor's ability to perform its obligations hereunder.

                  (c) The Depositor has the power and authority to execute and deliver the Series Trust Agreement and to carry out its terms; and the execution, delivery and performance of the Series Trust Agreement have been duly authorized by the Depositor by all necessary corporate action.

                  (d) The consummation of the transactions contemplated by the Series Trust Agreement and other Basic Documents to which the Depositor is a party and the fulfillment of the terms of the Series Trust Agreement and other Basic Documents to which the Depositor is a party do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Depositor, or any indenture, trust agreement or agreement or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture or trust agreement, other agreement or other instrument (other than pursuant to the Basic Documents), or violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties.

                  SECTION 2.10 Tax Treatment. Unless otherwise specified in the Forepart, the Depositor and the Trustee, by entering into the Series Trust Agreement, and each Certificateholder and Certificate Owner, by acquiring a Certificate or Book-Entry Certificate or interest therein, (a) express their intention that the Trust will be classified as a "grantor trust" under Subpart E, Part I of Subchapter J of the Code and corresponding provisions of applicable state and local tax laws and not an association taxable as a corporation for federal income tax purposes, and (b) unless otherwise required by appropriate taxing authorities, agree to treat the Certificates or Book-Entry Certificates as representing undivided beneficial ownership interests in the assets of the Trust, subject to the liabilities of the Trust, for the purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by, or based upon gross or net income. Further, the provisions of the Series Trust Agreement shall be interpreted to further this intention of the parties.

                                   ARTICLE III
                                THE CERTIFICATES

                  SECTION 3.1 Form of the Certificates.

                  (a) The Certificates shall be issued in one or more global certificates in fully registered book-entry form, in the name of a nominee of DTC, as described in Section 3.9, substantially in the form set forth in Exhibit C to the Series Trust Agreement and shall be issued in the Class or Classes and in the authorized denominations set forth in the Forepart. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer or Authorized Signatory of the

                                                                     EXHIBIT 4.3

Trustee, pursuant to a written order signed by the Depositor, and authenticated by a Responsible Officer or Authorized Signatory of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to execute or authenticate Certificates on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. Each Certificate shall bear upon its face the designation so selected for the Class and Series to which it belongs, and may have such letters, numbers or other marks of identification. All Certificates of the same Class shall be identical in all respects except for the denominations thereof. All Certificates of all Classes at any time Outstanding shall be identical except for differences among the Certificates of the different Classes specified in the Forepart. Except as provided in subsection (b) below, all Certificates (and all Classes) issued under the Series Trust Agreement shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of the Series Trust Agreement.

                  (b) If so specified in the Forepart, the rights of the Certificateholders holding Certificates of one Class may be senior or subordinated to the rights of the Certificateholders holding any one or more other Classes, all as specified in the Forepart.

                  (c) The terms of the Form of Certificate set forth in Exhibit C to the Series Trust Agreement shall form part of the Series Trust Agreement.

                  SECTION 3.2 Execution, Authentication and Delivery. Concurrently with the sale of the Underlying Securities and other Trust Assets to the Trust, the Trustee, upon written order of the Depositor, shall cause to be executed by an Authorized Signatory of the Trustee, and shall cause to be authenticated and delivered by a Responsible Officer or Authorized Signatory of the Trustee, the Certificates of each Class specified in the Forepart in an aggregate certificate principal balance equal to the initial Certificate Principal Balance of that Class, without further corporate action by the Depositor, in the authorized denominations specified in the Forepart. No Certificate shall entitle its holder to any benefit under the Series Trust Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit C contained in the Forepart, executed by the Trustee by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  SECTION 3.3 Registration, Registration of Transfer and Exchange of Certificates.

                  (a) The Certificate Registrar (as defined below) shall keep or cause to be kept, at the office or agency maintained pursuant to Section 2.2, a Certificate register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee (in such capacity, the "Certificate Registrar") shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided herein; provided, however, that no Certificate may be subdivided upon transfer or exchange such that the denomination of any resulting Certificate is other than the authorized denominations specified in the Forepart. Unless otherwise specified in the Forepart, the initial Certificate Registrar shall be the Trustee. Upon any resignation of a Certificate Registrar, the Trustee shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Certificate Registrar.

                  (b) Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 2.2, the Depositor shall execute on behalf of the Trust, and the

                                                                     EXHIBIT 4.3

Trustee shall authenticate and deliver in the name of the designated transferee or transferees, one or more new Certificates of the same Class and in authorized denominations of a like aggregate Certificate Principal Balance dated the date of authentication by the Trustee.

                  (c) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class and in authorized denominations of a like aggregate Certificate Principal Balance upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 2.2. Whenever any Certificates are so surrendered for exchange, the Depositor shall execute on behalf of the Trust, and the Trustee shall authenticate and deliver, one or more Certificates dated the date of authentication by the Trustee. Such Certificates shall be delivered to the Certificateholder making the exchange.

                  (d) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Certificateholder or its attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the Trustee or Certificate Registrar in accordance with its customary practice.

                  (e) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. The Certificate Registrar shall, upon any registration of transfer, provide the Indenture Trustee with immediate notice of such transfer if the Certificates will continue to be Book-Entry Certificates after such transfer. If the Certificates will be Definitive Certificates after such transfer, the Trustee shall provide such notice of transfer to the Indenture Trustee within five (5) Business Days.

                  (f) The provisions of Sections 7.1, 7.3, 7.8 and 7.10 shall apply to the Trustee in its role as Certificate Registrar, for so long as the Trustee shall act as Certificate Registrar.

                  SECTION 3.4  Calculation of Interest; Stripped Certificates.

                  (a) Unless otherwise specified in the Forepart, the interest rate applicable to the Certificates and the Notes will be the fixed rate or equivalent floating rate applicable to payments received by the Trust under the related Swap Agreement (as determined by the Calculation Agent) or under the Underlying Securities, if there is no Swap Agreement. The Calculation Agent (or the Trustee, if applicable) shall calculate the interest rate applicable to the Certificates and the Notes from time to time as specified in the Forepart. All determinations of interest by the Calculation Agent, if any, and otherwise the Trustee, hereunder shall, in the absence of manifest error, be conclusive for all purposes and binding on the Certificateholders and Noteholders. Each of the protections, releases, indemnities and other terms applicable to the Trustee under Sections 7.1 and 7.3 shall apply to the Calculation Agent (or the Trustee, if applicable) in connection with its actions as Calculation Agent for the Trust.

                  (b) With respect to any Stripped Certificate that is entitled to principal distributions, with disproportionate, nominal or no interest distributions, on or after the stated maturity date of the principal due on the Underlying Securities related thereto, if the Underlying Securities Issuer shall have paid in full and the Trustee shall have received the amount of such principal upon maturity of the Underlying Securities related thereto, the Trustee shall pay to the holder of such Stripped Certificate, upon presentation and surrender thereof, no later than one Business Day after receipt of funds by the Trustee, the entire amount of such principal, less any taxes or governmental charges required to be withheld from such payment by the Trustee.

                                                                     EXHIBIT 4.3

                  (c) With respect to any Stripped Certificate that is entitled to interest distributions, with disproportionate, nominal or no principal distributions, on or after the interest payment date on the Underlying Security related thereto, if the Underlying Securities Issuer shall have paid in full and the Trustee shall have received the amount of such interest due, the Trustee shall pay to the holder of such Stripped Certificate, upon presentation and surrender thereof, no later than one Business Day after receipt of funds by the Trustee, the entire amount of such interest, less any taxes or governmental charges required to be withheld from such payment by the Trustee.

                  SECTION 3.5 Mutilated, Destroyed, Lost or Stolen Certificates.

                  (a) If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar, the Trustee and the Depositor such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a protected purchaser, the Depositor shall execute on behalf of the Trust and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate of the same Class and a like aggregate Certificate Principal Balance; provided, however, that if any such destroyed, lost or stolen Certificate, but not a mutilated Certificate, shall have become or within seven days shall be due and payable, then instead of issuing a replacement Certificate the Trustee may pay such destroyed, lost or stolen Certificate when so due or payable.

                  (b) If, after the delivery of a replacement Certificate or payment in respect of a destroyed, lost or stolen Certificate pursuant to
Section 3.5(a), a protected purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the Trustee shall be entitled to recover such replacement Certificate (or such payment) from the Person to whom it was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee in connection therewith.

                  (c) In connection with the issuance of any replacement Certificate under this Section 3.5, the Trustee may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith.

                  (d) Any Certificate issued pursuant to this Section 3.5 in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Trust, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time or be enforced by anyone, and shall be entitled to all the benefits of the Series Trust Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

                  (e) The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

                  SECTION 3.6 Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer, the Trustee or the Certificate Registrar may treat the Person in whose name the Certificate shall be registered in the Certificate Register as the Certificateholder of such Certificate for the purpose of receiving distributions pursuant to Article VI and for all other purposes

                                                                     EXHIBIT 4.3

whatsoever, and neither the Trustee nor the Certificate Registrar shall be affected by any notice to the contrary.

                  SECTION 3.7 Access to List of Certificateholders' Names and Addresses.

                  (a) The Depositor shall furnish or cause to be furnished to the Trustee and the Indenture Trustee not more than five (5) days before each Distribution Date, and at such other times as the Trustee or the Indenture Trustee may request in writing, a list, in such form as the Trustee or the Indenture Trustee may reasonably require, to the extent such information is in the possession or control of the Depositor or any of its Paying Agents, of the names and addresses of the Certificateholders as of the most recent Record Date; provided, however, that so long as the Trustee is the Certificate Registrar, such list shall only be required to be furnished to the Indenture Trustee. If the Trustee is the Certificate Registrar, upon written request by the Depositor, the Trustee shall furnish or cause to be furnished to the Depositor, within fifteen (15) days after receipt of such request, a list, in such form as the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor or the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived. For purposes of any and all distributions to be made by the Indenture Trustee under the Indenture, the Indenture Trustee may assume that the Certificateholders are those Persons who last were identified to it as Certificateholders by the Certificate Registrar.

                  (b) For purposes of determining the identity of Certificateholders entitled to vote or in connection with any notice or other communication to be provided to Certificateholders pursuant to the Series Trust Agreement by the Trustee with respect to any consent or other action to be taken by Certificateholders, the Trustee shall establish a record date for such consent or other action and, if any Certificates are held as Book-Entry Certificates, give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such record date shall be the later of thirty (30) days prior to the first solicitation of such consent or other action and the date of the most recent list of Certificateholders furnished to the Trustee pursuant to Section 3.7(a).

                  SECTION 3.8 Preservation of Information; Communications to Certificateholders.

                  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Certificateholders contained in the most recent list furnished to the Trustee as provided in
Section 3.7 and the names and addresses of Certificateholders received by the Trustee in its capacity as Certificate Registrar. The Trustee may destroy any list furnished to it as provided in such Section 3.7 upon receipt or preparation of a new list so furnished.

                  (b) Certificateholders shall have the right to communicate pursuant to TIA Section 312(b) with other Certificateholders with respect to their rights under the Series Trust Agreement or under the Certificates, and the Trustee shall take such action, from time to time, as may be required by the provisions of TIA Section 312(b).

                  (c) The Depositor, the Trustee and the Certificate Registrar shall have the protection of TIA Section 312(c).

                  SECTION 3.9 Book-Entry Certificates. The Certificates of each Class, upon original issuance, shall be issued in the form of a global Certificate or Certificates representing Book-Entry Certificates, to be delivered to DTC by or on behalf of the Trust. Such global Certificate or Certificates shall be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC, and no

                                                                     EXHIBIT 4.3

Certificate Owner shall receive a physical Certificate representing such Certificate Owner's interest in a Certificate, except as provided in Section
3.11. Unless and until definitive fully-registered Certificates (the "Definitive Certificates") shall have been issued to Certificate Owners pursuant to Section 3.11:

                  (a) the provisions of this Section 3.9 shall be in full force and effect;

                  (b) the Certificate Registrar and the Trustee shall be entitled to deal with Cede & Co. for all purposes of the Series Trust Agreement (including the distribution of principal of and periodic distributions on the Certificates and the giving of instructions or directions hereunder) as the sole Certificateholder and shall have no obligation to the Certificate Owners, and whenever a notice or other communication to the Certificateholders is required under the Series Trust Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.11, the Trustee shall give all such notices and communications specified herein to be given to Certificateholders to Cede & Co. and shall have no further obligation to the Certificate Owners;

                  (c) to the extent that the provisions of this Section 3.9 conflict with any other provisions of these Standard Terms, the provisions of this Section 3.9 shall control;

                  (d) the rights of the Certificate Owners shall be exercised only through DTC and shall be limited to those established by law and agreements between such Certificate Owners and DTC and/or DTC Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.11, DTC will make book-entry transfers among DTC Participants and receive and transmit distributions of principal of and periodic distributions on the Certificates to such DTC Participants, pursuant to the Letter of Representations; and

                  (e) whenever the Series Trust Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders evidencing a specified percentage, Cede & Co. shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or DTC Participants owning or representing, respectively, such required percentage and has delivered such instructions to the Trustee.

                  SECTION 3.10 Legend on Global Certificates. Each global Certificate shall bear the following legend:

                           This Certificate is a global Certificate within the meaning of the Series Trust Agreement hereinafter referred to and is registered in the name of the Depository Trust Company ("DTC") or a nominee of DTC. This Certificate is exchangeable for Certificates registered in the name of a Person other than DTC or its nominee only in the limited circumstances described in the Series Trust Agreement and may not be transferred except as a whole by DTC or by a nominee of DTC to DTC or another nominee of DTC.

                           Unless this Certificate is presented by an authorized representative of DTC to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC). ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                                                     EXHIBIT 4.3

                  SECTION 3.11 Definitive Certificates. If (a) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities with respect to the Certificates, and the Depositor does not appoint a qualified successor within 90 days; (b) the Depositor advises the Trustee in writing that it elects to terminate the book-entry system through DTC; or (c) an Available Information Event occurs (provided that the financial statements and other information about the Underlying Securities Issuer referred to in Section 4.1(a)(iv) hereof are not thereafter available to the Trust), then, in any such case, the Trustee shall notify DTC of the occurrence of any such event and of its intent to make Definitive Certificates available to Certificate Owners (or, in the case of an event referred to in clause (c), the relevant event), and shall request the surrender by DTC to the Trustee of the typewritten global Certificate or Certificates representing the Book-Entry Certificates by DTC and the Trustee. Upon such surrender, accompanied by registration instructions from DTC, the Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of DTC. Neither the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders.

                  SECTION 3.12 Depositor as Certificateholder. Subject to the proviso set forth in the definition of "Outstanding" in Section 1.1, the Depositor in its individual or any other capacity may become the owner or pledgee of Certificates and may otherwise deal with the Trustee or its Affiliates as if it were not the Depositor.

                  SECTION 3.13 Transfer Restrictions.

                  (a) No Certificateholder or Certificate Owner may, in any transaction or series of transactions, directly or indirectly (each of the following, a "transfer"), (i) sell, assign or otherwise in any manner dispose of all or any part of its interest in any Certificate issued to it, whether by act, deed, merger or otherwise, or (ii) mortgage, pledge or create a lien or security interest in such beneficial interest unless such transfer satisfies the conditions set forth in this Section 3.13. No purported transfer of any interest in any Certificate or Book-Entry Certificate or any portion thereof which is not made in accordance with this Section 3.13 shall be given effect by or be binding upon the Trust, the Depositor or the Trustee and any such purported transfer shall be null and void ab initio and vest in the transferee no rights against the Trust, the Depositor or the Trustee.

                  By its acceptance of a Certificate or Book-Entry Certificate, each Certificateholder or Certificate Owner will be deemed to have represented and agreed that transfer thereof is restricted and agrees that it shall transfer such Certificate or Book-Entry Certificate only in accordance with the terms of the Series Trust Agreement and such Certificate or Book-Entry Certificate and in compliance with applicable law.

                  (b) Unless otherwise specified in the Forepart, no Certificates or Book-Entry Certificates may be transferred to a Benefit Plan or any Person acting on behalf of a Benefit Plan.

                  (c) Unless otherwise specified in the Forepart, each Certificate issued hereunder will contain the following legend, together with such legend, if any, as may be set out in the Forepart describing any other applicable ERISA restrictions on transfer:

                           NO EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) WHICH IS SUBJECT TO ERISA, NO PLAN (AS DEFINED IN SECTION 4975(e)(1) OF THE CODE, OTHER THAN A GOVERNMENTAL OR CHURCH PLAN DESCRIBED IN SECTION 4975(g)(2) OR (3) OF THE

                                                                     EXHIBIT 4.3

                           CODE) WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, NO GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, AND NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY SUCH PLAN'S INVESTMENT IN THE ENTITY (EXCLUDING ANY ENTITY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF ANY PLAN, MAY PURCHASE OR HOLD A CERTIFICATE OR ANY INTEREST THEREIN.

                  SECTION 3.14 Deemed ERISA Plan Representation. Each purchaser of a Certificate will be deemed to have represented, agreed and acknowledged, as applicable, for the benefit of the Depositor and the Underwriters and their respective Affiliates, that the purchaser is not a Benefit Plan or a Person acting on behalf of a Benefit Plan.

                  SECTION 3.15 Actions by Certificateholders. No Certificateholder may institute any Proceeding with respect to the Series Trust Agreement unless (a) such Certificateholder previously has given to the Trustee written notice of a continuing breach of the Series Trust Agreement or an Event of Default, (b) Certificateholders evidencing the Required Percentage - Remedies have requested in writing that the Trustee institute such proceeding in its own name as Trustee, (c) the Trustee has been offered reasonable indemnity for its costs, expenses and liabilities, (e) the Trustee has for 15 days failed to institute such proceeding, and (f) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by Certificateholders evidencing the Required Percentage - Remedies.

                                   ARTICLE IV
                                  THE DEPOSITOR

                  SECTION 4.1 Obligations of the Depositor.

                  (a) The Depositor shall:


                  (i) on behalf of the Trust, prepare and file or cause the Trustee (in accordance with instructions from the Depositor as to form and substance) to prepare and file with the Commission in accordance with rules and regulations prescribed by the Commission, following the execution thereof by the Depositor, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Depositor on behalf of the Trust may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act with respect to the Trust;



                  (ii) on behalf of the Trust, prepare and file or cause the Trustee (in accordance with instructions from the Depositor as to form and substance) to prepare and file with the Commission, in accordance with rules and regulations prescribed by the Commission, such additional information, documents and reports, including such certificates of independent public accountants contemplated in TIA
         Section 314(a)(2), with respect to compliance by the Trust with the conditions and covenants of the Series Trust Agreement, if any, as may be required to be filed with the Commission from time to time by such rules and regulations;

                                                                     EXHIBIT 4.3

                  (iii) supply to the Trustee (and the Trustee shall transmit by mail to all Certificateholders described in TIA Section 313(c), in the manner and to the extent provided therein) such summaries of any information, documents and reports required to be filed by the Depositor pursuant to clauses (i) and (ii) of this Section 4.1(a), if any, as may be required by rules and regulations prescribed from time to time by the Commission; and


                  (iv) after an Available Information Event, on behalf of the Trust, prepare and file or cause the Trustee to prepare and file with the Commission, following the execution thereof by the Depositor, reports of the kind referred to in clause (i) of this Section 4.1(a) with respect to each Underlying Securities Issuer, to the extent such reports are then available to the Depositor, for as long as the Depositor on behalf of the Trust is required to file such reports under the Exchange Act. Such reports shall include quarterly and annual financial statements and other information of the type required to be filed on Form 8-K under the Exchange Act with respect to the Underlying Securities Issuer. A copy of each such report shall be provided to the Trustee at least ten (10) Business Days prior to the date required for filing. If such reports and information are not available to the Depositor at a time when such reports and information are required to be filed with the Commission by the Depositor on behalf of the Trust, the Trustee shall cause the removal of the Certificates from the DTC book-entry system as set forth in Section 3.11 of the Series Trust Agreement and shall notify the Underlying Securities Issuer that the Certificateholders constitute record holders of the Underlying Securities for purposes of the Exchange Act.


                  (b) The Depositor shall deliver to the Trustee, on or before February 15th of each year, an Officer's Certificate signed by an Executive Officer of the Depositor stating that:

                  (i) a review of the activities of the Depositor during such calendar year and of the performance under the Series Trust Agreement has been made under such Executive Officer's supervision; and

                  (ii) to the best of such Executive Officer's knowledge, based on such review, the Depositor has fulfilled all conditions and covenants under the Series Trust Agreement throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to such Executive Officer and the nature and status thereof.

                  A copy of such certificate may be obtained by any Certificateholder, upon a request in writing to the Depositor addressed to the Corporate Trust Office of the Trustee.

                  (c) If and only if the Forepart provides for the pledge of the Underlying Securities or any other Trust Assets to the Trustee (and not merely the transfer, assignment, conveyance and sale, without recourse, thereof to the Trustee), on the Closing Date, the Depositor shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of the Series Trust Agreement, any agreements supplemental hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements as are necessary to perfect and make effective the lien and security interest intended to be created by the Series Trust Agreement and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

                                                                     EXHIBIT 4.3

                  (d) If and only if the Forepart provides for the pledge of the Underlying Securities or any other Trust Assets to the Trustee (and not merely the transfer, assignment, conveyance and sale, without recourse, thereof to the Trustee), at least annually after the Closing Date, the Depositor shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of the Series Trust Agreement, any agreements supplemental hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest intended to be created by the Series Trust Agreement and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of the Series Trust Agreement, any agreements supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest created by the Series Trust Agreement until such date in the following calendar year.

                  (e) If and only if the Series Trust Agreement provides for the pledge of the Underlying Securities or any other Trust Assets to the Trustee (and not merely the transfer, assignment, conveyance and sale, without recourse, thereof to the Trustee):

                  (i) whenever any property or securities are to be released from the lien created by the Series Trust Agreement, the Depositor shall furnish to the Trustee an Officer's Certificate of the Depositor (within 90 days of such release), that meets the requirements of TIA
         Section 314(d) certifying or stating the opinion of each Person signing such certificate as to the fair value of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under the Series Trust Agreement in contravention of the provisions hereof;

                  (ii) whenever any property or securities are to be released from the lien created by the Series Trust Agreement, if the fair value of the property or securities and of all other property or securities released from the lien created by the Series Trust Agreement since the commencement of the then current calendar year, as set forth in the certificates required by clause (i) above and this clause (ii), equals 10% or more of the Certificate Principal Balance of the Outstanding Certificates at the beginning of such year, then the Depositor shall furnish to the Trustee an Independent Certificate as to the fair value of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under the Series Trust Agreement in contravention of the provisions hereof, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate of the Depositor is less than $25,000 or less than one percent of the then aggregate Certificate Principal Balance of the Outstanding Certificates;

                  (iii) prior to the deposit with the Trustee of any securities (other than Certificates or securities secured by a lien prior to the lien created by the Series Trust Agreement) in exchange for which the Trust is to authenticate and deliver Certificates, withdraw cash constituting a part of the Trust Assets or release of any property or securities subject to the lien created by the Series Trust Agreement, the Depositor shall furnish to the Trustee an Officer's Certificate of the Depositor (within 90 days of such deposit), that meets the requirements of TIA Section 314(d) certifying or stating the opinion of each person signing such certificate as to the fair value to the Depositor of the securities to be so deposited;

                                                                     EXHIBIT 4.3

                  (iv) whenever the Depositor is required to furnish to the Trustee an Officer's Certificate of the Depositor described in clause
         (iii) above, the Depositor shall also deliver to the Trustee an Independent Certificate as to the same matters, and in the case of authentication and delivery of Certificates, shall cover the fair value to the Depositor of all other securities so deposited since the then current calendar year as to which an Independent Certificate has not yet been furnished, if the fair value to the Depositor of the securities to be so deposited and of all other such securities made the basis of any such authentication and delivery, withdrawal or release since the commencement of the then current calendar year, as set forth in the certificates delivered pursuant to clause (iii) above and this clause (iv), is 10% or more of the Certificate Principal Balance of the Outstanding Certificates, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Depositor as set forth in the related Officer's Certificate of the depositor is less than $25,000 or less than one percent of the aggregate Certificate Principal Balance of the Outstanding Certificates;

                  (v) subject to the payment of its fees and expenses hereunder, the Trustee may, and when required by the provisions of the Series Trust Agreement, shall, execute instruments to release property from the lien created by the Series Trust Agreement, or convey the Trustee's interest in the same, in a manner and under circumstances that are consistent with the provisions of the Series Trust Agreement. No party relying upon an instrument executed by the Trustee in connection therewith shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys; and

                  (vi) the Trustee shall at such time as there are no Outstanding Certificates and all sums due to the Trustee hereunder have been paid, release any remaining portion of the Trust Assets that secured the Certificates from the lien created by the Series Trust Agreement and release to the Depositor or any other Person entitled thereto any funds then included in the trust estate.

                  (f) In relation to the authentication and delivery of the Certificates and the Notes the release or the release and substitution of property subject to the lien created by the Series Trust Agreement, to the satisfaction and discharge of the Series Trust Agreement, or to any other action to be taken by the Trustee at the request or upon the application of the Depositor, the Depositor shall furnish to the Trustee the following evidence of compliance with the conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, to such action, namely
(i) an Officer's Certificate stating that all conditions precedent, if any, provided for in the Series Trust Agreement relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and
(iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of the TIA, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of the Series Trust Agreement, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in the Series Trust Agreement shall include:

                  (i) a statement that such signatory of such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                                                                     EXHIBIT 4.3

                  (iii) a statement that, in the judgment of each such signatory, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

                                    ARTICLE V
                               ACTIONS BY TRUSTEE

                  SECTION 5.1 Prior Notice to Certificateholders with Respect to Certain Matters. The Trustee shall not take action with respect to the following matters, unless (a) the Trustee shall have notified the Certificateholders in writing of the proposed action at least 30 days before the taking of such action, (b) no Certificateholders shall have notified the Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction, or, if any such Certificateholders have so withheld consent or provided alternative direction, a majority, as specified in Section 5.3 hereof, shall have notified the Trustee in writing prior to such 30th day that they have consented to such action, and (c) the Rating Agency Condition is satisfied:

                  (i) the initiation of any claim or lawsuit by the Trust or the compromise of any action, claim or lawsuit brought by or against the Trust;

                  (ii) the appointment pursuant to the Series Trust Agreement of a successor Certificate Registrar, or the consent to the assignment by the Certificate Registrar of its obligations under the Series Trust Agreement;

                  (iii) the amendment or other change to the Series Trust Agreement or any Basic Document in circumstances where the consent of any Noteholder or Certificateholder is required;

                  (iv) the amendment or other change to the Series Trust Agreement or any Basic Document in circumstances where the consent of any Noteholder or Certificateholder is not required and such amendment materially adversely affects the interest of the Noteholders or Certificateholders; and

                  (v) the appointment, pursuant to the Indenture, of a successor Note Registrar, Paying Agent or Indenture Trustee, or pursuant to the Series Trust Agreement, of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or the Series Trust Agreement, as applicable.

                  The Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Noteholders and Certificateholders and the delivery to the Trustee by each such Noteholder and Certificateholder of a certificate certifying that each such Noteholder and Certificateholder reasonably believes hat the Trust is insolvent.

                  SECTION 5.2 Action by Trustee with Respect to Certain Matters. The Trustee shall not have the power, except upon the authority of a written direction signed by all of the Certificateholders or as expressly provided in the Basic Documents, or except in connection with the pledge and delivery, if any, of the Trust Assets and any proceeds thereof to the Indenture Trustee pursuant to the terms of the Indenture, to (a) sell or dispose of the Underlying Securities or any other Trust Assets or any interest therein, (b) assign or terminate the Swap Agreement, any Related Agreement or any Credit Enhancement

                                                                     EXHIBIT 4.3

Agreement; or (c) agree to any amendment, modification or supplement to the Underlying Securities, or any other Trust Assets, the Swap Agreement, any Related Agreement or any Credit Enhancement Agreement, provided the Rating Agency Condition is satisfied. The Trustee shall provide notice to the Rating Agency after the occurrence of any event described in item (a), (b) or (c) in the preceding sentence.

                  SECTION 5.3 Majority Control. Except as expressly provided herein, any action that may be taken or consent that may be given or withheld by the Certificateholders under the Series Trust Agreement may be taken, given or withheld by Certificateholders evidencing a majority of the Certificate Principal Balance of all Classes or of the Voting Rights if the Voting Rights are allocated by Class in the Forepart. Except as expressly provided in the Series Trust Agreement, any written notice of the Certificateholders delivered pursuant to the Series Trust Agreement shall be effective if signed by Certificateholders evidencing a majority of the Certificate Principal Balance of all Classes at the time of the delivery of such notice.

                                   ARTICLE VI
                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

                  SECTION 6.1 Establishment of Collection Account.

                  (a) The Trustee, for the benefit of the Certificateholders shall establish and maintain in the name of the Trust, one Eligible Trust Account known as the Collection Account, bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders, subject to the obligations of the Trust under the Indenture and the Notes, the Swap Agreement, any Related Agreement and any Credit Enhancement Agreement. The Trustee, directly or through its agents, shall make reasonable efforts to collect all scheduled payments under the Trust Assets, the Swap Agreement, any Related Agreement and any Credit Enhancement Agreement and will follow, or cause to be followed, any collection procedures that it would follow with respect to comparable financial assets that it held for its own account, provided, these procedures must be consistent with the Series Trust Agreement and any related instrument governing any other Trust Asset, the Swap Agreement, any Related Agreement or any Credit Enhancement Agreement. Notwithstanding the foregoing, upon the issuance of any Notes by the Trust and as long as any Notes remain outstanding, the Trustee shall deliver all Trust Assets and proceeds thereof to the Indenture Trustee in accordance with the Indenture

                  (b) The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Collection Account and in all proceeds thereof, unless such funds and proceeds are subject to the lien created by the Indenture. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders, subject to the obligations of the Trust under the Swap Agreement, any Related Agreement and any Credit Enhancement Agreement. If, at any time, the Collection Account ceases to be an Eligible Trust Account, the Trustee shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, to which each Rating Agency may consent) establish a new Collection Account as an Eligible Trust Account and shall transfer any funds in the existing Collection Account to such new Collection Account.

                  (c) The Collection Account shall be a non-interest bearing account. Pending application pursuant to Sections 6.2 or 8.2 hereof, moneys held in the Collection Account shall not be reinvested except as provided in the Forepart.

                                                                     EXHIBIT 4.3

                  SECTION 6.2 Application of Trust Funds.

                  (a) Except to the extent otherwise specified in the Forepart, and except to the extent such moneys or property are paid or delivered, or required to be paid or delivered, to the Indenture Trustee, pursuant to the Indenture, the Trustee shall credit to the Collection Account all moneys or property received by the Trust in respect of (i) the Trust Assets and (ii) payments to the Trust under the Swap Agreements or the Related Agreements, other than any payment made to the Trust on the Closing Date, which payment is required to be applied to the purchase of the Trust Assets and (iii) any payments to the Trust under any Credit Enhancement Agreement.

                  (b) Except to the extent such moneys or property are paid or delivered, or required to be paid or delivered, to the Indenture Trustee, pursuant to the Indenture, on each Obligations Payment Date, the Trustee shall
(i) withdraw from the Collection Account such amounts as are necessary to satisfy the expenses of the Trust, to the extent not paid by the Depositor pursuant to Section 7.10 hereof, (ii) withdraw from the Collection Account and remit first to the Swap Counterparty, then to the counterparty to any Related Agreement, and then to the counterparty to any Credit Enhancement Agreement (in accordance with any priority of payments specified in the Forepart), any amounts due to such Person from the Trust on such date pursuant to the terms of the Swap Agreement, the relevant Related Agreement or the relevant Credit Enhancement Agreement (net of amounts due to the Trust from such Person on such date), and
(iii) retain in the Collection Account any amounts due to the Trust and received from such Person on such date pursuant to the terms of the Swap Agreement, the relevant Related Agreement or the relevant Credit Enhancement Agreement.

                  (c) On each Distribution Date, the Trustee shall, after paying any amounts due under the Swap Agreement, any Related Agreement or any Credit Enhancement Agreement as provided in Section 6.2(b), (i) pay the Noteholders, in accordance with the Indenture, all amounts due in respect of the Notes and not previously received by the Indenture Trustee, on such Distribution Date, and then (ii) distribute from the Collection Account to the Certificateholders, on a pro rata basis, all amounts then remaining on deposit in the Collection Account, provided that any payments which the Trustee has received in respect of the Swap Agreement, any Related Agreement or any Credit Enhancement Agreement by 3:00 p.m. (New York City time) on the Distribution Date will be distributed on the Distribution Date, and any payments received after 3:00 p.m. on the Distribution Date will be distributed on the next Business Day, and such delayed payments shall not include any additional interest.

                  (d) The Trustee shall be entitled to rely on a certificate of the Calculation Agent, if applicable, for the amount of any payments to be paid or received by the Trust under the Swap Agreement, any Related Agreement or Credit Enhancement Agreement or paid by the Trust on the Certificates, which the Calculation Agent shall provide at least two (2) Business Days prior to each Obligations Payment Date and Distribution Date, respectively.

                  (e) Notwithstanding the foregoing Sections 6.2(a) to (d), in the event of an event described in Section 8.2(a) hereof, funds shall be applied by the Trustee in accordance with Section 8.2 and not this Section 6.2.

                  (f) If any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this
Section 6.2, including any amounts payable to Certificateholders pursuant to
Section 8.2 below. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally required to be withheld by the Trust (but such authorization shall not prevent the Trustee if indemnified to its satisfaction, from contesting any such tax in appropriate proceedings and withholding payment of such

                                                                     EXHIBIT 4.3

tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a Certificateholder that is a non-U.S. Person), the Trustee may in its sole discretion withhold such amounts in accordance with this Section 6.2(f). If a Certificateholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred. The Trustee shall not be liable to any Person for withholding or failing to withhold any such withholding tax.

                  (g) If the Trustee has received any amount from any Person in respect of distributions of interest on the Underlying Securities or any other Trust Asset and such Person is entitled to require and requires, that the Trustee repay such amounts, the Trustee shall have the right to reimbursement of any such amounts, from the Certificateholders with respect to any such amounts distributed to Certificateholders and shall, to the extent provided under the Swap Agreement, any Related Agreement or any Credit Enhancement Agreement, seek reimbursement of any such amounts from the relevant party under such agreement, including in each case any amounts payable to Certificateholders pursuant to
Section 8.2 below.

                  (h) Notwithstanding any other provisions in the Series Trust Agreement, the right of any Certificateholder to receive payment of principal of and interest on a Certificate on or after their due dates, and to institute suit for the enforcement of any such payment on or after the date such payment is payable, shall not be impaired without the consent of such Certificateholder.

                  SECTION 6.3 Appointment of Paying Agent. The Trustee may appoint one or more paying agents (each, a "Paying Agent") with respect to the Certificates. Any such Paying Agent shall be authorized to make distributions to Certificateholders from the Collection Account pursuant to the provisions of the Series Trust Agreement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from such Collection Account for the purpose of making such distributions. The Trustee in its sole discretion, may revoke such power and remove the Paying Agent. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Depositor and acceptable to the Trustee, including, if and so long as any series of Certificates is listed on the any securities exchange and such exchange so requires, a co-paying agent in any city required by the rules of such exchange. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' notice to the Trustee. In the event that the Trustee shall resign as Paying Agent, the Trustee shall appoint a successor or additional Paying Agent. The Trustee shall cause each successor or additional Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that (a) it will hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be distributed to such Certificateholders or returned to the Trustee, and (b) it will give the Trustee notice of any default, that is known to it, by any Underlying Securities Issuer or the obligor under any other Trust Asset, the Swap Agreement, any Related Agreement or any Credit Enhancement Agreement. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 7.1, 7.3, 7.8 and 7.10 shall apply to the Trustee also in its roles as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in the Series Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. Notwithstanding anything contained herein to the contrary, the appointment of a Paying Agent pursuant to this Section 6.3 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under the Series Trust Agreement other than with respect to funds paid to such Paying Agent.

                                                                     EXHIBIT 4.3

                  SECTION 6.4 Method of Payment. Subject to subsection 8.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the immediately preceding Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Record Date, or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register.

                  SECTION 6.5 Reports to Certificateholders. On the next Business Day following each Distribution Date, or as soon after each Distribution Date as practicable, the Trustee shall forward or cause to be forwarded to the Depositor, each Certificateholder and any other Persons specified in the Forepart, a statement setting forth:

                  (a) the amount of the distribution on such Distribution Date to Certificateholders of each Class allocable to principal of and premium, if any, and interest on the Certificates of each such Class, and the amount of aggregate unpaid interest accrued or accreted as of such Distribution Date;

                  (b) in the case of each Class of Certificates that bears interest at a floating rate, the respective floating pass-through rate applicable to each such Class on such Distribution Date, as calculated in accordance with the method specified in such Certificates and the Series Trust Agreement;

                  (c) the amount of compensation received by the Trustee for the period relating to such Distribution Date and such other customary information as the Trustee deems necessary or desirable, or that any such Certificateholder reasonably requests, to enable such Certificateholders to prepare their tax returns;

                  (d) the aggregate stated principal amount of the Underlying Securities, the current rating assigned by each Rating Agency thereto and the current interest rate (or weighted average interest rate) thereon at the close of business on such Distribution Date;

                  (e) the aggregate Certificate Principal Balance of each Class of Certificates, including any Class of Certificates not offered to the public) at the close of business on such Distribution Date, separately identifying any reduction in the aggregate Certificate Principal Balance due to the allocation of any realized losses or otherwise; and

                  (f) as to any Class to which any Credit Enhancement Agreement applies, the amount of credit support available under such agreement as of the close of business on that Distribution Date.

                  In the case of information furnished pursuant to subclauses
(a) and (c) above, the amounts shall be expressed as a dollar amount (or the equivalent thereof in any other specified currency) per minimum authorized denomination of Certificates. Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was a Certificateholder a statement containing the information set forth in subclauses (a) and (c) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect. In the case of the rating furnished pursuant to subclause (d) above, the Trustee may rely on an information agent such as Bloomberg L.P.

                  SECTION 6.6 Accounting and Information to Certificateholders, Internal Revenue Service and Others. The Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a

                                                                     EXHIBIT 4.3

calendar year basis on the accrual method of accounting, (b) deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations or otherwise, such information reasonably available to the Trustee as may be required to enable each Certificateholder to prepare its federal income tax returns, (c) if the Trust is intended to be treated as a grantor trust, as specified in the Forepart, file such tax returns relating to the Trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder,
(d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with subsection 6.2(f) with respect to income or distributions to Certificateholders or Noteholders. The Trustee shall be authorized to retain an agent, including the Indenture Trustee, if applicable, for the purpose of performing its obligations under the preceding clauses (a), (b) and (c), and any expense of any such agent, to the extent not paid by the Depositor pursuant to its separate fee agreement with the Trustee, shall be an expense of the Trust and not of the Trustee.

                  SECTION 6.7 Signature on Returns. The Trustee shall sign on behalf of the Trust any and all tax returns of the Trust.

                                   ARTICLE VII
                                   THE TRUSTEE

                  SECTION 7.1 Duties of Trustee; Notice of Defaults.

                  (a) The Trustee shall not (except during the continuance of an Event of Default) be liable except for the performance by the Trustee of such duties, and only such duties, as are specifically set forth in the Series Trust Agreement and the other Basic Documents, including the administration of the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of the Series Trust Agreement. No implied covenants or obligations shall be read into the Series Trust Agreement against the Trustee or the Depositor. During the period that an Event of Default shall have occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Series Trust Agreement, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) In the absence of bad faith on its part, and except during the continuance of an Event of Default, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Series Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that the Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of the Series Trust Agreement.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misfeasance, except that:

                  (i) this subsection 7.1(c) shall not limit the effect of subsections 7.1(a) or (b);

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers, or any Authorized Signatory, unless it is proved that the Trustee or such Authorized Signatory was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.2, 5.3 or 7.5; and

                                                                     EXHIBIT 4.3

                  (iv) the Trustee shall not be liable for any loss or diminution in value of Underlying Securities or other Trust Assets sold by it under the Series Trust Agreement in good faith in accordance with its terms.

                  (d) Subject to Section 6.1 and the definition of "Eligible Trust Account" in Section 1.1 hereof, moneys received by the Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Trustee shall not be liable for any interest thereon.

                  (e) The Trustee shall not take any action that (i) is inconsistent with the purposes of the Trust set forth in Section 2.3, (ii) would, to the actual knowledge of a Responsible Officer, or to the actual knowledge of an Authorized Signatory in the case of any action taken by an or Authorized Signatory, of the Trustee, result in the Trust's becoming taxable as a corporation for federal income tax purposes, or (iii) the Trustee should reasonably be expected to know would result in the Trust becoming taxable as a corporation for federal income tax purposes (in this connection, the Trustee shall be protected in assuming that the performance of its express duties hereunder would not have such a result). The Depositor shall not direct the Trustee to take any action that would violate the provisions of this Section 7.1.

                  (f) The Trustee shall have the legal power to exercise all of the rights, powers and privileges of holders of the Underlying Securities and other Trust Assets and all rights of the Trust under the Swap Agreement, any Related Agreements and Credit Enhancement Agreements. However, neither the Trustee (except as specifically provided herein) nor the Depositor shall be under any obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of the Underlying Securities or other Trust Assets, the Swap Agreement or any Related Agreement or any Credit Enhancement Agreement or the Certificates which is not incidental to its responsibilities under the Series Trust Agreement or which in its opinion may involve it in any expense or liability.

                  (g) If there is an event of default (as defined in the indenture or other document pursuant to which the Underlying Securities were issued) with respect to any Underlying Security and such default is known to the Trustee, the Trustee shall give notice to DTC or, if any Certificates are Definitive Certificates, directly to the relevant Certificateholders in the manner and to the extent provided in TIA Section 313(c) within 90 days after such event of default occurs. Such notice shall set forth (i) the identity of the Underlying Securities, (ii) the date and nature of such event of default,
(iii) the face amount of the obligation to which such event of default relates,
(iv) the identifying numbers of the series of Certificates, or any combination, as the case may be, evidencing the obligations (or portions thereof) described above in clause (iii), and (v) any other information which the Trustee may deem appropriate. Except in the case of a default in payment of principal or interest in respect of the Underlying Securities or other Trust Assets, the Trustee shall be protected in withholding the notice to Certificateholders if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Certificateholders.

                  (h) If (i) default is made in the payment of any installment of interest on any Underlying Security when the same becomes due and payable, and such default continues unremedied for the period specified in the indenture or other authorizing document for such Underlying Security (or, if no such period is specified, five (5) days) after receipt by the Underlying Securities Issuer of notice thereof from the Trustee or receipt by the Underlying Securities Issuer and the Trustee of notice thereof from Certificateholders representing at least 25% of the Certificate Principal Balance; or (ii) default is made in the payment of the principal of or any installment of the principal of any Underlying Security when the same becomes due and payable, and such default continues unremedied for the period specified in the indenture or other authorizing document for such Underlying Security (or, if no such period is specified,

                                                                     EXHIBIT 4.3


five (5) days after receipt by the Underlying Securities Issuer of notice thereof from the Trustee or receipt by the Underlying Securities Issuer and the Trustee of notice thereof from Certificateholders representing at least 25% of the Certificate Principal Balance, and the Underlying Securities Issuer shall, upon demand of the Trustee, fail to pay forthwith to the Trustee, for the benefit of the Certificateholders, the whole amount then due and payable on such Underlying Security for principal and interest, with interest upon the overdue principal, at the rate borne by the Underlying Security and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, to the extent permitted by law and the terms of the Underlying Securities, then (A) if the Underlying Securities are not covered by a Credit Enhancement Agreement in favor of the Trust, the Trustee shall follow, or cause to be followed, normal and customary practices and procedures as it deems necessary or advisable to recover upon the defaulted Underlying Securities, provided, however, that the Trustee shall not be required to expend or risk its own funds or otherwise incur personal financial liability, or (B) if the Underlying Securities are covered by a Credit Enhancement Agreement, the Trustee, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Trustee, shall institute a Proceeding for the collection of the sums so due and unpaid, and shall prosecute such Proceeding to judgment or final decree or settlement, and shall enforce the same against the Underlying Securities Issuer or other obligor upon the Underlying Securities and collect in the manner provided by law out of the property of the Underlying Securities Issuer or other obligor upon the Underlying Security wherever situated, the moneys adjudged or decreed to be payable, unless otherwise directed by the Certificateholders evidencing a majority of the Certificate Principal Balance. In connection therewith, the Trustee shall use its best reasonable efforts in accordance with such normal and customary practices as it shall deem necessary or advisable, and shall have the power and authority, acting alone, to do any and all things in connection therewith and the administration of the Trust as it may deem necessary or advisable.


                  (i) Section 315(e) of the TIA is hereby excluded from operation in respect of the Series Trust Agreement.

                  SECTION 7.2 Rights of Trustee. The Trustee is authorized and directed to execute and deliver the Basic Documents and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in such written form as the Depositor shall approve in writing, executed by a Responsible Officer. In addition to the foregoing, the Trustee is authorized and shall be obligated to take all actions required of the Trust pursuant to the Basic Documents.

                  SECTION 7.3 Acceptance of Trusts and Duties. Except as otherwise provided in this Article VII, in accepting the trusts hereby created, the Trustee acts solely as Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by the Series Trust Agreement or any Basic Document shall look only to the Trust Assets for payment or satisfaction thereof. The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of the Series Trust Agreement. The Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Assets upon the terms of the Basic Documents. The Trustee shall not be liable or accountable under any Basic Document under any circumstances, except (i) for its own negligent action, its own negligent failure to act or its own willful misfeasance or bad faith (except that the foregoing shall not limit the effect of subsections 7.1(a) or (b), or
(ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.7. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                  (a) the Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Underlying Security, other Trust Asset, the Swap

                                                                     EXHIBIT 4.3

Agreement, any Related Agreement and any Credit Enhancement Agreement, or the perfection and priority of any security interest created by any Underlying Security or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Assets or their sufficiency to generate the payments to be distributed to Certificateholders under the Series Trust Agreement, including, without limitation: the terms and conditions of any Underlying Security, other Trust Asset, the Swap Agreement, any Related Agreement and any Credit Enhancement Agreement; the validity of the assignment of any Underlying Security or other Trust Asset to the Trust or of any intervening assignment; the completeness of any Underlying Security, other Trust Asset, the Swap Agreement, any Related Agreement and any Credit Enhancement Agreement; the performance or enforcement of any Underlying Security, other Trust Asset, the Swap Agreement, any Related Agreement and any Credit Enhancement Agreement; the compliance by the Depositor with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Depositor taken in the name of the Trustee;

                  (b) under no circumstances shall the Trustee be liable for indebtedness or other payment or distribution obligations evidenced by or arising under any of the Basic Documents, including the Certificate Principal Balance of and periodic distributions on the Certificates;

                  (c) the Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of the Series Trust Agreement, the accuracy or completeness of any offering documents for the Certificates or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Underlying Securities, the Certificates (other than the certificate of authentication on the Certificates) or of any Underlying Securities or any related documents, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Certificateholder, other than as expressly provided for in the Basic Documents;

                  (d) the Trustee shall not be liable for the default or misconduct of the Depositor or any other party (other than itself, as provided in the Series Trust Agreement) under any of the Basic Documents or otherwise;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Series Trust Agreement or to make any investigation of related matters or to institute, conduct or defend any litigation under or in relation to the Series Trust Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee. The right of the Trustee to perform any discretionary act enumerated in the Series Trust Agreement or in any other Basic Document shall not be construed as a duty, and the Trustee shall not be answerable for other than its willful misfeasance, bad faith or negligence in the performance of any such act or by reason of reckless disregard of the Trustee's obligations and duties under the Series Trust Agreement; and

                  (f) the Trustee shall not incur any liability to any Certificateholder if, by reason of any provision of any present or future law, or regulation thereunder, or any governmental authority, or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of the Series Trust Agreement provide shall be done or performed; and the Trustee shall not incur any liability to any Certificateholder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of the Series Trust Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Series Trust Agreement.

                                                                     EXHIBIT 4.3

                  SECTION 7.4 Preferential Collection of Claims Against Trustee. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent required by TIA
Section 311(a).

                  SECTION 7.5 Action upon Instruction by Certificateholders.

                  (a) Subject to Section 5.2, 5.3 and 9.2(b) and in accordance with the terms of the Basic Documents, the Certificateholders of a Class may by written instruction direct the Trustee in the management of the Trust, or consent to the waiver of any past default and its consequences, and may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any power given to the Trustee. Subject to Sections 7.3(e), 7.5(c) and 7.15, such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Section 5.3.

                  (b) Notwithstanding the foregoing, the Trustee shall not be required to take any action under any Basic Document if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms of any Basic Document or is otherwise contrary to law or the Series Trust Agreement, or if the Trustee shall not have received indemnity satisfactory to it as provided in Section 7.3(e). No provision of any Basic Document shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers under any Basic Document, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

                  (c) Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of any Basic Document, or is unsure as to the application, intent, interpretation or meaning of any provision of the Series Trust Agreement or the other Basic Documents, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and, to the extent the Trustee acts in good faith in accordance with any instruction received in accordance with Sections
5.2 and 5.3, or otherwise in accordance with the instructions of the Depositor or the Certificateholders in accordance with the Series Trust Agreement, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with the Series Trust Agreement or the other Basic Documents, and as it shall deem to be in the best interests of the Certificateholders, and the Trustee shall have no liability to any Person for any such action or inaction.

                  SECTION 7.6 Furnishing of Documents; Reports to
Certificateholders and DTC.

                  (a) The Trustee shall furnish to the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee under the Basic Documents. In addition, if required by TIA Section 313(a), within 60 days after December 31 of each year, the Trustee shall mail to (i) each Certificateholder as required by TIA Section 313(c) and (ii) the Depositor, a brief report dated as of such date that complies with TIA Section 313(a). A copy of any report delivered pursuant to this Section 7.6(a) shall, at the time of its mailing to Certificateholders and the Depositor, be filed by the Trustee with the Commission and each stock exchange, if any, on which the Certificates are listed. The Depositor shall notify the Trustee if and when the Certificates are listed on any stock exchange.

                                                                     EXHIBIT 4.3

                  (b) The Trustee shall within 90 days of an event described in TIA Section 313(b) mail to (i) each Certificateholder as required by TIA Section 313(c) and (ii) the Depositor, a brief report dated as of such date that complies with TIA Section 313(b). A copy of any report delivered pursuant to this Section 7.6(b) shall, at the time of its mailing to Certificateholders and the Depositor, be filed by the Trustee with the Commission and each stock exchange, if any, on which the Certificates are listed. The Depositor shall notify the Trustee if and when the Certificates are listed on any stock exchange.

                  (c) So long as the Certificates are held in DTC's book-entry only system, annual unaudited reports setting forth the amounts of payments on the Certificates, and whether such amounts are principal or interest shall be prepared by the Trustee and sent to DTC. To the extent the Depositor fails to provide the Trustee with a copy of any report referred to in Section 4.1(a)(i) or (iv) herein prior to the 10th Business Day preceding the applicable filing date therefor as required by such provisions, the Trustee shall request the Depositor to prepare and file such report and, if the Depositor fails to do so, shall cause such report to be prepared and filed and the Depositor shall reimburse the Trustee for its reasonable expenses incurred in connection therewith. Any such expenses not reimbursed by the Depositor shall be borne by the Certificateholders.

                  SECTION 7.7 Representations and Warranties of Trustee. The Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

                  (a) it is a banking corporation duly incorporated, validly existing and in good standing under the laws of the [State of New York] [United States of America];

                  (b) it has full power, authority and legal right to execute, deliver and perform the Series Trust Agreement and the other Basic Agreements, and has taken all necessary action to authorize the execution, delivery and performance by it of the Series Trust Agreement and the other Basic Agreements.

                  (c) the execution, delivery and performance by it of the Series Trust Agreement (i) will not violate any provision of any law or regulation governing the powers of the Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets and (ii) will not violate any provision of the corporate charter or by-laws of the Trustee;

                  (d) the Series Trust Agreement has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

                  (e) the execution, delivery and performance by the Trustee of the Series Trust Agreement will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of banks or trust companies in the jurisdiction in which the Trust was formed.

                  SECTION 7.8 Reliance; Advice of Counsel.

                  (a) The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, facsimile transmission or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such

                                                                     EXHIBIT 4.3

document. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereby created and in the performance of its duties and obligations under the Series Trust Agreement or the other Basic Documents, the Trustee: (i) may act directly or through its agents, attorneys, custodians or nominees (including the granting of a power of attorney to Responsible Officers or Authorized Signatories of the Trustee to execute and deliver any Basic Documents, Certificate or other documents related thereto on behalf of the Trustee) pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee in good faith and with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected in good faith and with reasonable care and employed by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such accountants or other such persons and not contrary to the Series Trust Agreement or any other Basic Document.

                  SECTION 7.9 Trustee May Own Certificates and Notes. The Trustee in its individual or any other capacity shall be permitted to become the owner or pledgee of Certificates and Notes and may deal with the Depositor and the parties to the Swap Agreement, any Related Agreement or any Credit Enhancement Agreement in transactions in the same manner as it would have if it were not the Trustee, subject to the limitations on the rights of the Trustee, if it is holding the Certificates in its individual capacity, in voting on any demand, authorization, direction, notice, consent or waiver hereunder, set forth in the definition of "Outstanding" in Section 1.1 hereof.

                  SECTION 7.10 Compensation and Indemnity. The Trustee shall be entitled to receive from the Depositor as compensation for the Trustee's services hereunder, trustee's fees pursuant to a separate agreement between the Trustee and the Depositor, and shall be reimbursed by the Depositor for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Depositor shall indemnify and hold harmless the Trustee and its successors, assigns, agents, directors, officers and employees against any and all loss, liability or reasonable expense (including attorney's fees) incurred by it in connection with any legal action relating to the administration of this Trust and the performance of its duties thereunder. The Trustee shall notify the Depositor promptly of any claim for which it or any such Person may seek indemnity. Failure by the Trustee to so notify the Depositor shall not relieve the Depositor of its obligations hereunder except to the extent of any damages caused by such delay. The Depositor need not reimburse any expense or indemnify against any loss, liability or expense that is incurred by the Trustee through the Trustee's own willful misfeasance, negligence or bad faith in the performance of the Trustee's duties under the Series Trust Agreement or as a result of a breach or by reason of reckless disregard of the Trustee's obligations and duties under the Series Trust Agreement. The indemnities contained in this Section 7.10 shall survive the resignation or termination of the Trustee or the termination of the Series Trust Agreement.

                  Failure by the Depositor to pay, reimburse or indemnify the Trustee shall not entitle the Trustee to any payment, reimbursement or indemnification from the Trust unless otherwise specified in the Forepart, nor shall such failure release the Trustee from the duties it is required to perform under the Series Trust Agreement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the

                                                                     EXHIBIT 4.3

Trust and shall not constitute a claim against the Trust, but shall be borne by the Trustee in its individual capacity unless it is specified that the Trustee is entitled to payment, reimbursement or indemnification from the Trust, in which event such amounts will be paid in accordance with the priority of payments set out in the Forepart.

                  SECTION 7.11 Replacement of Trustee.

                  (a) The Trustee may resign at any time and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to the Depositor. The Depositor may appoint a successor Trustee by delivering a written instrument, in duplicate, to the resigning Trustee and the successor Trustee. If no successor Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The Depositor shall remove the Trustee if:

                  (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.14 and shall fail to resign after written request therefor by the Depositor;

                  (ii) the Trustee shall be adjudged bankrupt or insolvent;

                  (iii) a receiver or other public officer shall be appointed or take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

                  (iv) the Trustee shall otherwise be incapable of acting.

                  (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee) and shall pay all fees and expenses owed to the outgoing Trustee.


                  (c) Unless the Trust has been completely liquidated and the proceeds of the liquidation distributed to Certificateholders, any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 7.11 shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Depositor and all fees and expenses due to the outgoing Trustee are paid; provided that, with respect to any of the events specified in
Section 7.11(a), the payment of the fees and expenses due to the outgoing Trustee shall not be a condition for the removal of such Trustee and the appointment of a successor Trustee. Any successor Trustee appointed pursuant to this Section 7.11 shall be eligible to act in such capacity in accordance with
Section 7.14 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under the Series Trust Agreement, with like effect as if originally named as Trustee. The Depositor shall provide notice within five (5) Business Days of the resignation or removal of the Trustee to each Rating Agency, the Indenture Trustee and each Certificateholder.


                  (d) The predecessor Trustee shall deliver to the successor Trustee all documents and statements and moneys held by it under the Series Trust Agreement. The Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

                                                                     EXHIBIT 4.3

                  (e) Upon acceptance of appointment by a successor Trustee pursuant to this Section 7.11, the Depositor shall mail notice of the successor of such Trustee to all Certificateholders, the Indenture Trustee and each Rating Agency.


                  SECTION 7.12 Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible pursuant to Section 7.14, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided, however, that the Trustee shall mail notice of such merger or consolidation to each Rating Agency.


                  SECTION 7.13 Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions of the Series Trust Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Assets may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or as separate trustee or trustees, of all or any part of the Trust Assets, and to vest in such Person in such capacity such title to the Trust Assets, or any part thereof, and, subject to the other provisions of this Section 7.13, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under the Series Trust Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to
Section 7.14 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 7.11.

                  (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, power, duties and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no separate trustee or co-trustee under the Series Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under the Series Trust Agreement; and

                  (iii) the Depositor and the Trustee acting jointly may at any time accept the resignation of, or may remove, any separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.

                                                                     EXHIBIT 4.3

Every instrument appointing any separate trustee or co-trustee shall refer to the Series Trust Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of the Series Trust Agreement, specifically including every provision of the Series Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

                  (d) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Series Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 7.14 Eligibility Requirements for Trustee.

                  (a) The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall at all times be a bank, trust company or corporation not an Affiliate of the Depositor (but may have normal banking relationships with the Depositor or any Underlying Securities Issuer or any party under the Swap Agreement, any Related Agreement or any Credit Enhancement Agreement and their respective Affiliates), which (i) is organized and doing business under the laws of any State or the United States; (ii) is authorized under such laws to exercise corporate trust powers; (iii) has a combined capital and surplus of at least $50,000,000; (iv) is subject to supervision or examination by federal or state authority; and (v) has (or has a parent which has) a long-term unsecured debt rating of at least BBB- by Standard & Poor's and at least Baa3 by Moody's (or such other rating as may be specified in the Forepart). If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 7.14, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.14, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.11.


                  (b) The Trustee shall comply with TIA Section 310(b);
provided that, if the exclusion requirements set forth in TIA Section 310(b)(1) are met, any other trust agreement under which other securities are outstanding that evidence beneficial ownership interests in obligations of any Underlying Securities Issuer shall be excluded from the operation of TIA Section 310(b)(1).


                  SECTION 7.15 Voting of the Underlying Securities.

                  (a) For so long as the Trust Assets shall be pledged to the Indenture Trustee, the Trustee shall not exercise any voting or consent rights with respect to the Underlying Securities and all such voting or consent rights with respect to the Underlying Securities shall be exercised by the Indenture Trustee pursuant to the terms of the Indenture.

                  (b) For so long as the Underlying Securities shall be held by the Trust, and not pledged to the Indenture Trustee, the Trustee shall exercise any voting or consent rights with respect to the Underlying Securities as directed in writing by Certificateholders holding Certificates representing at least a majority of the Outstanding Certificate Principal Balance. In the absence of any written direction from such Certificateholders, the Trustee shall not exercise any voting or consent rights with respect to the Underlying Securities. Notwithstanding the foregoing, if the Trust is intended to qualify as a grantor

                                                                     EXHIBIT 4.3

trust, the Trustee shall not exercise such rights if the exercise thereof (or the action with respect to which such rights are so elicited) would cause the Trust to fail to qualify as a grantor trust (or fail to have such other qualification as may be specified in the Forepart). As a condition of exercising any such rights, if the Trust is intended to qualify as a grantor trust, the Trustee may require an opinion of counsel to the effect that exercising such rights would not cause the Trust to fail to qualify as a grantor trust (or fail to have such other qualification as may be specified in the Forepart).

                  (c) The Trustee may, subject to the provisions of Section 7.15(a), vote and give consents and waivers in respect of the Underlying Securities as permitted by DTC and except as provided herein. In the event that the Trustee receives a request from the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities or any document relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate Principal Balances) as the Certificates were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required.

                  (d) Notwithstanding anything to the contrary herein, the Trustee shall at no time vote or consent to any matter:

                  (i) unless such vote or consent (or the action with respect to which such vote or consent is solicited) would not, based on an opinion of counsel, alter the classification of the Trust as either a grantor trust, or such other classification as may be specified in the Forepart, for federal income tax purposes;

                  (ii) that would alter the timing or amount of any payment on the Trust Assets, including, without limitation, any demand to accelerate the Underlying Securities, except upon the occurrence of an Underlying Securities Event of Default, unless Certificateholders representing 100% of the aggregate Voting Rights of the Certificates consent to the Trustee voting in favor of or consenting to that matter; or

                  (iii) that would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities, except in the event of an Underlying Securities Event of Default, unless Certificateholders representing 100% of the aggregate Voting Rights of the Certificates consent to the Trustee voting in favor of or consenting to that matter.

                  The Trustee shall have no liability for any failure to act resulting from any Certificateholder's late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

                  (e) In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the Underlying Securities, or any other offer is made for the Underlying Securities, the Trustee shall notify the Certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless
(a) an Underlying Securities Event of Default has occurred, (b) the Trustee is directed by the unanimous affirmative vote of the Certificateholders to accept such offer and (c) the Trustee has received an opinion of counsel to the effect that any such exchange will not (i)

                                                                     EXHIBIT 4.3


alter the classification of the Trust as a grantor trust, or such other classification as may be specified in the Forepart, for federal income tax purposes and (ii) result in a deemed exchange of the Underlying Securities or the Certificates for federal income tax purposes.


                  (f) If an Underlying Securities Event of Default occurs and is continuing, and if directed by all the holders of the then Outstanding Certificates, the Trustee shall, subject to the provisions of Section 7.15(a), vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the trustee of the Underlying Securities to declare the unpaid principal balance of the Underlying Securities plus accrued and unpaid interest thereon to be due and payable.


                  SECTION 7.16 Annual Statement. The Trustee shall deliver to the Depositor on or before February 15th of each year, an annual statement signed by an officer of the Trustee to the effect that the Trustee has fulfilled its obligations under the Series Trust Agreement throughout the preceding year with respect to the Certificates. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office of the Trustee.


                                  ARTICLE VIII
                            TERMINATION OF AGREEMENT

                  SECTION 8.1 Termination of Agreement.

                  (a) The Series Trust Agreement (other than Section 7.10) shall terminate and the Trust shall dissolve, wind-up and terminate and be of no further force or effect 60 days after the earlier of the (i) final distribution by the Trustee of all moneys or other property or proceeds of the Trust Assets in accordance with the terms of Article VI or Section 8.2 of the Series Trust Agreement and (ii) the distribution by the Trustee in accordance with the terms of Article VI or Section 8.2 of the Series Trust Agreement, or the terms of the Indenture, of the proceeds of the purchase of all the Trust Assets by the party entitled to do so, under the circumstances and in the manner described in the Forepart. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (A) operate to terminate the Series Trust Agreement or the Trust, (B) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Trust Assets or (C) otherwise affect the rights, obligations and liabilities of the parties hereto.

                  (b) Neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

                  (c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given by the Trustee by letter to the Certificateholders mailed in accordance with Section 10.3 below stating: (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated; (ii) the amount of any such final payment; (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified; (iv) the office where Definitive Certificates should be surrendered to the Trustee; and (v) that after such Distribution Date, no further periodic distributions shall accrue on the Certificates. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) and the Indenture Trustee, if applicable, at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the

                                                                     EXHIBIT 4.3

Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 6.2.

                  (d) If all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to the Series Trust Agreement. Subject to applicable laws with respect to escheat of funds, any funds remaining in the Trust after exhaustion of such remedies in the preceding sentence shall be deemed property of the Depositor and distributed by the Trustee to the Depositor, and the Certificateholders shall have no claim against the Trustee or the Depositor with respect thereto.

                  SECTION 8.2  Liquidation of Trust Assets Upon Certain Events.

                  (a) Upon the occurrence of a Trust Liquidation Event, the Trustee shall, upon receipt of notice thereof from the Swap Counterparty or the counterparty to any Related Agreement or any Credit Enhancement Agreement, or upon the Trustee obtaining actual knowledge of any occurrence of a Trust Liquidation Event, promptly give notice of such occurrence to the Certificateholders and, if applicable, the Indenture Trustee.

                  (b) Upon the occurrence of a Trust Liquidation Event, the Trustee shall, subject to the rights of the Noteholders, as specified in the Indenture, cause the Trust Assets to be liquidated in the manner set forth in the Forepart. The proceeds of such liquidation shall be credited to the Collection Account and the Trustee shall:

                  (i) except to the extent such moneys or property are paid or delivered, or required to be paid or delivered, to the Indenture Trustee, pursuant to the Indenture, (A) withdraw from the Collection Account such amounts as are necessary to satisfy the expenses of the Trust, to the extent not paid by the Depositor pursuant to Section 7.10 hereof, (B) withdraw from the Collection Account and remit first to the Swap Counterparty, then to the counterparty to any Related Agreement, and then to the counterparty to any Credit Enhancement Agreement (in accordance to any priority of payments specified in the Forepart), any amounts due to such Person from the Trust on such date pursuant to the terms of the Swap Agreement, the relevant Related Agreement or the relevant Credit Enhancement Agreement (net of amounts due to the Trust from such Person on such date), and (C) retain in the Collection Account any amounts due to the Trust and received from such Person on such date pursuant to the terms of the Swap Agreement, the relevant Related Agreement or the relevant Credit Enhancement Agreement.

                  (ii) after paying any amounts due under the Swap Agreement, any Related Agreement or any Credit Enhancement Agreement as provided in Section 8.2(b)(i) above, (A) pay the Noteholders, in accordance with the Indenture, all amounts due in respect of the Notes and not previously received by the Indenture Trustee, and then (B) distribute from the Collection Account to the Certificateholders, on a pro rata basis, all amounts then remaining on deposit in the Collection Account, including any payments which the Trustee receives in respect of the Swap Agreement, any Related Agreement or any Credit Enhancement Agreement.

                                                                     EXHIBIT 4.3

                  (c) The proceeds and the timing of the sale of the Trust Assets by the Trustee shall be at the risk of the Swap Counterparty, the counterparty to any Related Agreement or any Credit Enhancement Agreements, the Noteholders and the Certificateholders and without recourse to the Trustee, who shall execute such sales based on advice obtained pursuant to Section 8.2(d) below and apply the proceeds of the sale as set forth in Section 8.2(b).

                  (d) For purposes of any determinations required by this
Section 8.2, including (i) the making of any Market Quotation determination or Loss determination by the Trust under the Swap Agreement and (ii) advice on the pricing and timing of sales of the Trust Assets, the Trustee shall be entitled to receive and conclusively rely on certifications provided by an investment bank selected in good faith and in a reasonable manner by the Trustee and will not be subject to any liability for such reliance thereon.

                                   ARTICLE IX
                                   AMENDMENTS

                  SECTION 9.1 Amendments Without Consent of Certificateholders. The Series Trust Agreement may, subject to any rights of the Noteholders, if applicable, hereunder or under the Indenture, be amended by the Depositor and the Trustee without the consent of any of the Certificateholders (but with prior notice to the Rating Agency), to (a) cure any error or ambiguity, (b) correct or supplement any provision in the Series Trust Agreement that may be defective or inconsistent with any other provision in the Series Trust Agreement, (c) add or supplement any credit enhancement for the benefit of the Certificateholders (except that if any such addition affects any Class of Certificateholders differently from any other Class of Certificateholders, then the Depositor must obtain an Opinion of Counsel stating that the addition will not have a material adverse effect on the interests of any affected Class of Certificateholders) and provided that any such addition shall not, as evidenced by an Opinion of Counsel, adversely affect the classification of the Trust for federal income tax purposes, (d) add to the covenants, restrictions or obligations of the Depositor or the Trustee for the benefit of the Certificateholders, (e) evidence and provide for the acceptance of the appointment of a successor Trustee with respect to the Trust Assets and add to or change any provisions as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee pursuant to Article VII, and (f) add, change or eliminate any other provision of the Series Trust Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, either (i) adversely affect in any material respect the interests of the Certificateholders or (ii) affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes, provided that, in each case, the Trustee has received written confirmation from each Rating Agency that the Rating Agency Condition will be satisfied if such amendment is made and (g) to comply with any requirements imposed by the Code.

                  SECTION 9.2 Amendments With Consent of Certificateholders; Waivers.


                  (a) The Series Trust Agreement may, subject to the rights of the Noteholders, if applicable, hereunder or under the Indenture, be amended from time to time by the Depositor and the Trustee with the consent of Certificateholders whose Certificates evidence more than a majority of the Certificate Principal Balance as of the close of business on the preceding Distribution Date (which consent, whether given pursuant to this Section 9.2 or pursuant to any other provision of the Series Trust Agreement, shall be conclusive and binding on such Person and on all future holders of such Certificates and of any Certificates issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificates), and upon satisfaction of the Rating Agency Condition, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Series Trust Agreement, or of modifying in any manner the rights of the Certificateholders; provided that, if the amendment would materially adversely affect any Class of

                                                                     EXHIBIT 4.3

Certificateholders or the rating of any Class of Certificates, the required percentage of votes shall be the number specified in the Forepart; and provided further, however, that no such amendment shall (a) reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Trust Assets or distributions that shall be required to be made on any Certificate, (b) reduce the aforesaid percentage required to consent to any such amendment, (c) as evidenced by an Opinion of Counsel, adversely affect the classification of the Trust for federal income tax purposes, or (d) cause the termination of the Trust, without, in each case, the consent of all Certificateholders. Unless otherwise specified in the Forepart, no amendment under this Section 9.2(a) shall be effective without the consent of the holders of a majority in aggregate principal amount of the Notes.

                  (b) Unless otherwise specified in the Forepart, the Required Percentage--Waiver, to (a) waive, with respect to Certificates of the same Class, compliance by the Depositor or the Trustee with any restrictive provision of the Series Trust Agreement before the time for compliance, and (b) waive any past default under the Series Trust Agreement with respect to Certificates of the same Class, shall be Certificateholders evidencing more than 50% of the Outstanding Certificates of the same Class, except for a default in the failure to distribute amounts received as principal of and any premium or any interest on any Certificate and a default in respect of a covenant or provision the modification or amendment, each of which would require the consent of the holder of each affected Outstanding Certificate.

                  SECTION 9.3 Form of Amendments.

                  (a) Promptly after the execution of any amendment, supplement or consent pursuant to Section 9.1 or 9.2, the Trustee shall furnish written notification of such amendment or consent to each Certificateholder and the Indenture Trustee.

                  (b) It shall not be necessary for the consent of Certificateholders pursuant to Section 9.2 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in the Series Trust Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                  (c) Prior to the execution of any amendment to the Series Trust Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Series Trust Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under the Series Trust Agreement or otherwise.

                                    ARTICLE X
                                  MISCELLANEOUS

                  SECTION 10.1 Certificateholders Have No Legal Title to Trust Property. The Certificateholders shall not have legal title to any part of the Trust Assets. The Certificateholders shall be entitled to receive distributions with respect to their beneficial ownership interests in the Trust Assets only in accordance with Articles VI and VIII. No transfer, by operation of law or otherwise, of any right, title or interest in the Trust Assets shall operate to terminate the Series Trust Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Assets.

                  SECTION 10.2 Limitations on Rights of Others. The provisions of the Series Trust Agreement are solely for the benefit of the Trustee, the Depositor, the Swap Counterparty, the parties to

                                                                     EXHIBIT 4.3

the other Basic Documents, the Noteholders, if applicable, and the Certificateholders, and nothing in the Series Trust Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Assets or under or in respect of the Series Trust Agreement or any covenants, conditions or provisions contained herein.

                  SECTION 10.3  Notices.


                  (a) All demands, notices and communications upon or to the Depositor or the Trustee or any Rating Agency under the Series Trust Agreement shall be in writing, personally delivered, sent by electronic facsimile (with hard copy to follow via first class mail) or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Depositor, to the Depositor at the following address:
Corporate Asset Backed Corporation, 445 Broad Hollow Road, Suite 239, Melville, New York 11747, Attention: Andrew L. Stidd, (ii) in the case of the Trust or the Trustee, to the Trustee at its Corporate Trust Office, (iii) in the case of any Rating Agency, at the applicable address set forth in the Forepart, and (iv) in the case of any other Person, to such other Person at such other address as shall be designated by such Person in a written notice to the other parties to the Series Trust Agreement.


                  (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register (which shall be DTC for any Class of Book-Entry Certificates). Any notice so mailed within the time prescribed in the Series Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                  SECTION 10.4 Severability. If any one or more of the covenants, agreements, provisions or terms of the Series Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of the Series Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of the Series Trust Agreement or of the Certificates or the rights of the Certificateholders thereof.

                  SECTION 10.5 Counterparts. The Series Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  SECTION 10.6 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Trustee and each Certificateholder and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

                  SECTION 10.7 No Petition Covenant. Notwithstanding any prior termination of the Series Trust Agreement, the Trustee, each Certificateholder and each Certificate Owner shall not, prior to the date which is one year and one day after the termination of the Series Trust Agreement, acquiesce, petition or otherwise invoke or cause the Trust or the Depositor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust or the Depositor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust or the Depositor.

                                                                     EXHIBIT 4.3

                  SECTION 10.8 No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Trustee, or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Series Trust Agreement, the Certificates or the other Basic Documents. The Trustee shall have no recourse to the Underlying Securities.

                  SECTION 10.9 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.


                  SECTION 10.10 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANOTHER STATE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                  SECTION 10.11  Conflict with Trust Indenture Act.

                  (a) If any provision of the Series Trust Agreement limits, qualifies or conflicts with a provision of the TIA that is required to be included in the Series Trust Agreement by any of the provisions of the TIA, such imposed provision shall control. If any provision of the Series Trust Agreement modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to the Series Trust Agreement as so modified or excluded, as the case may be.

                  (b) The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by the Series Trust Agreement) are a part of and govern the Series Trust Agreement, whether or not physically contained herein.

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